Exhibit 4.1

CONSECO, INC.
ISSUER

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
TRUSTEE

INDENTURE
Dated as of October 16, 2009

7.0% CONVERTIBLE SENIOR DEBENTURES DUE 2016

i

     INDENTURE, dated as of October 16, 2009, between CONSECO, INC., a corporation duly organized and existing under the laws of the State of Delaware, having its principal office at 11825 N. Pennsylvania St., Carmel, Indiana 46032, (herein called the “Company” as more fully set forth in Section 1.01), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association, as Trustee hereunder (herein called the “Trustee” as more fully set forth in Section 1.01).
RECITALS OF THE COMPANY
     WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issue of its 7.0% Convertible Senior Debentures due 2016 (hereinafter sometimes called the “Debentures”), in one or more series in an aggregate principal amount not to exceed $293,000,000, and in order to provide the terms and conditions upon which the Debentures are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Indenture; and
     WHEREAS, the aggregate principal amount of Debentures to be issued by the Company will be equal to the sum of (x) the aggregate principal amount of the Company’s 3.50% Convertible Debentures due September 30, 2035 (the “Existing Debentures”) purchased by the Company in the issuer tender offer it commenced on October 15, 2009 and any subsequent issuer tender offer for the Existing Debentures that expires before October 5, 2010 (each, a “Tender Offer” and the Business Day following the date on which the Tender Offer expires, a “Tender Offer Closing Date”), (y) the aggregate principal amount of Existing Debentures that the Issuer is required by holders thereof to repurchase on September 30, 2010 (such date, the “Put Right Closing Date”) pursuant to the terms of the Existing Debentures and (z) the aggregate principal amount of Existing Debentures redeemed by the Company on October 5, 2010 (such date, the “Redemption Closing Date” and collectively with the Tender Offer Closing Date(s) and the Put Right Closing Date, the “Closing Dates” and individually, a “Closing Date”) pursuant to the terms of the Existing Debentures; and
     WHEREAS, the Debentures will be issued from time to time on each Closing Date, with each issuance constituting a separate series of Debentures under this Indenture; and
     WHEREAS, the Debentures, the certificate of authentication to be borne by the Debentures, the Form of Assignment and the Form of Notice of Conversion are to be substantially in the forms hereinafter provided for; and
     WHEREAS, all acts and things necessary to make the Debentures, when executed by the Company and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as in this Indenture provided, the valid, binding and legal obligations of the Company, and to constitute these presents a valid and legally binding agreement according to its terms, have been done and performed, and the execution of this Indenture and the issue hereunder of the Debentures have in all respects been duly authorized.
NOW, THEREFORE, THIS INDENTURE WITNESSETH:
     For and in consideration of the premises and the purchase of the Debentures by the Holders (as defined below) thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Debentures, as follows:
ARTICLE 1
Definitions and Other Provisions of General Application
     Section 1.01. Definitions.
     For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:
     (a) the terms defined in this Article 1 have the meanings assigned to them in this Article 1 and include the plural as well as the singular;
     (b) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States, and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of such computation; and
     (c) all other terms used in this Indenture which are defined in the Trust Indenture Act or which are by reference therein defined in the Securities Act (except as herein otherwise expressly provided or unless the context otherwise requires) shall have the meanings assigned to such terms in the Trust Indenture Act and in the Securities Act as in force at the date of the execution of this Indenture. The words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.
     “Act,” when used with respect to any Holder of a Debenture, has the meaning specified in Section 7.01.
     “Additional Shares” has the meaning specified in Section 12.01(c).
     “Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
     “Agent Member” means any member of, or participant in, the Depositary.
     “American Depositary Receipt” means a negotiable security issued by an entity located in the United States that represents an American Depositary Share.
     “American Depositary Share” means an interest in a non-United States company’s publicly traded equity.
     “Annual Statement” means the annual statutory financial statement of any Insurance Subsidiary required to the filed with the insurance commissioner (or similar authority) of its jurisdiction of incorporation, which statement shall be in the form required by such Insurance Subsidiary’s jurisdiction of incorporation or, if no specific form is so required, in the form of financial statements permitted by such insurance commissioner (or such similar authority) to be used for filing annual statutory financial statements and shall contain the type of information permitted or required by such insurance commissioner (or such similar authority) to be disclosed therein, together with all exhibits or schedules filed therewith.
     “Applicable Procedures” means, with respect to any transfer or transaction involving a Global Debenture or beneficial interest therein, the rules and procedures of DTC or any successor Depositary, in each case to the extent applicable to such transaction and as in effect from time to time.
     “Authentication Order” has the meaning specified in Section 2.06(b).
     “Automatic Exchange” shall have the meaning specified in Section 2.07(f).
     “Automatic Exchange Date” shall have the meaning specified in Section 2.07(f).
     “Board of Directors” means the Board of Directors of the Company or a committee of such Board of Directors duly authorized to act on behalf of such Board of Directors.
     “Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors, or duly authorized committee thereof (to the extent permitted by applicable law), and to be in full force and effect on the date of such certification, and delivered to the Trustee.

     “Business Day” means any weekday that is not a day on which the banking institutions in The City of New York or Chicago, Illinois are authorized or obligated to close.
     “Capital Stock” means, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such entity, including any preferred stock, but excluding any debt securities convertible into such equity.
     “Capitalized Lease Liabilities” means, with respect to any Person, all monetary obligations of such Person under any leasing or similar arrangement that, in accordance with GAAP, would be classified as a capitalized lease, and, for purposes of this Indenture, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.
     “Change of Control” means, with respect to the Company, on and after the Commitment Date:
     (a) any acquisition, directly or indirectly, by any Person, or two or more Persons acting in concert, of beneficial ownership of 50% or more of the of the outstanding shares of the Company’s Voting Stock, in each case other than any transaction:
(i)	involving a merger or consolidation that does not result in a reclassification, conversion, exchange or cancellation of outstanding Common Stock; or

(ii)	pursuant to which the holders of the Company’s Common Stock immediately prior to the transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of Capital Stock entitled to vote generally in the election of directors of the continuing or surviving corporation immediately after the transaction, with such holders’ proportional voting power immediately after the transaction vis-à-vis each other with respect to the securities they receive in such transaction being in substantially the same proportions as their respective voting power vis-à-vis each other with respect to the shares of Common Stock that they held immediately before such transaction; or

(iii)	that is effected solely to change the Company’s jurisdiction of incorporation and results in a reclassification, conversion or exchange of outstanding shares of the Company’s

Common Stock solely into shares of common stock of the surviving entity; or
     (b) during any period of 12 consecutive calendar months, commencing on the Commitment Date, the ceasing of those individuals (the “Continuing Directors”) who (i) were a member of the Board of Directors on the first day of each such period or (ii) who subsequently became a member of the Board of Directors and whose election or initial nomination for election subsequent to that date was approved by a majority of the Continuing Directors then on the Board of Directors, to constitute a majority of the Board of Directors.
     For purposes of this definition, (i) whether a Person is a “beneficial owner” will be determined in accordance with Rule 13d-3 under the Exchange Act, (ii) “Person” includes any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act and (iii) the phrase “or a committee of such board duly authorized to act for it hereunder” of the definition of Board of Directors shall be disregarded.
     “close of business” means 5:00 p.m. (New York City time).
     “Closing Date” has the meaning ascribed to it in the second paragraph under the caption “Recitals of the Company.”
     “Closing Sale Price” of the Common Stock on any date of determination means:
     (a) the closing sale price per share of the Common Stock (or if no closing sale price is reported, the average of the closing bid and closing ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) as reported by the NYSE on such date; or
     (b) if the Common Stock is not listed on the NYSE on such date, the closing sale price per share of Common Stock (or if no closing sale price is reported, the average of the closing bid and closing ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is traded on such date; or
     (c) if the Common Stock is not listed on a U.S. national or regional securities exchange, the last quoted bid price for the Common Stock on such date in the over-the-counter market as reported by Pink OTC Markets Inc. or other similar organization; or
     (d) if the Common Stock is not so quoted by Pink OTC Markets Inc. or any similar organization on such date, as determined by a nationally recognized securities firm retained by the Company for this purpose.

     The Closing Sale Price will be determined without reference to early hours, after hours or extended market trading.
     “Code” means the Internal Revenue Code of 1986, as amended.
     “Commitment Date” means the date of this Indenture.
     “Common Stock” means the Common Stock, par value $0.01 per share, of the Company authorized at the date of this instrument as originally executed or as such stock may be constituted from time to time. Subject to the provisions of Section 12.08, shares issuable upon conversion of Debentures shall include only shares of Common Stock or shares of any class or classes of common stock resulting from any reclassification or reclassifications thereof; provided, however, that if at any time there shall be more than one such resulting class, the shares so issuable on conversion of Debentures shall include shares of all such classes, and the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.
     “common stock” includes any stock of any class of Capital Stock which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the issuer thereof and which is not subject to redemption by the issuer thereof.
     “Company” means Conseco, Inc., a Delaware corporation, and subject to the provisions of Article 10, shall include its successors and assigns (including any Successor Company) and, to the extent the obligations hereunder shall be obligations of more than one entity pursuant to Section 12.08, shall include each of such entities.
     “Company Order” means a written request or order signed in the name of the Company by (a) its Chief Executive Officer or any of its Vice Presidents, and by (b) its Chief Financial Officer, its Treasurer, its Secretary or any of its Assistant Secretaries, and delivered to the Trustee.
     “Contingent Obligation” means, without duplication, any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise invest in, a debtor, or otherwise to assure a creditor against loss) the debt, obligation or other liability of any other Person (other than by endorsements of instruments in the course of collection or indemnities under contracts entered into in the ordinary course of business and not in respect of Indebtedness or the issuance of Capital Stock), or guarantees the payment of dividends or other distributions upon the shares of any other Person; provided that the obligations of any Person under Reinsurance Agreements or in connection with Investments of

Insurance Subsidiaries permitted by the applicable Department shall not be deemed Contingent Obligations of such Person. The amount of any Contingent Obligation of any Person shall (subject to any limitation set forth therein) be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.
     “Continuing Directors” has the meaning specified in the definition of Change of Control.
     “Conversion Agent” means any Person authorized by the Company to convert Debentures in accordance with Article 12. The Company has initially appointed the Trustee as its Conversion Agent pursuant to Section 4.02.
     “Conversion Blocker” has the meaning specified in Section 12.12(e).
     “Conversion Commencement Date” means June 30, 2013.
     “Conversion Date” has the meaning specified in Section 12.02(b).
     “Conversion Obligation” has the meaning specified in Section 12.01(a).
     “Conversion Price” means at any time the amount equal to $1,000 divided by the then current Conversion Rate.
     “Conversion Rate” has the meaning specified in Section 12.01(a).
     “Conversion Termination Date” has the meaning specified in Section 12.11(a).
     “Conversion Termination Notice” has the meaning specified in Section 12.11(a).
     “Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business in Chicago, Illinois shall be principally administered, which office as of the date of this instrument is located at 2 N. LaSalle Street, Suite 1020, Chicago, Illinois 60602, except that with respect to maintenance of the Debenture Register, delivery of any notice, instruction, demand, or other documents to the Trustee, presentation of Debentures for payment, for registration of transfer or exchange, or for conversion, such term shall mean the office or agency of the Trustee at which at any particular time its corporate agency business shall be conducted, which office at the date of this instrument is located at 101 Barclay Street, New York, New York 10286; Attention: Corporate Trust Division — Corporate Finance Unit, or, in the case of any of such offices or agency, such other address as the Trustee may designate from time to time by notice to the Holders and the Company.

     “corporation” means a corporation, company, association, joint-stock company or business trust.
     “Custodian” means The Bank of New York Mellon Trust Company, N.A., as custodian for The Depository Trust Company, with respect to the Global Debentures, or any successor entity thereto.
     “Debenture Register” shall have the meaning specified in Section 2.07(a).
     “Debenture Registrar” shall have the meaning specified in Section 2.07(a).
     “Debentures” has the meaning ascribed to it in the first paragraph under the caption “Recitals of the Company” and includes all series of Debentures issued under this Indenture.
     “Default” means any event which is, or after notice or lapse of time or both would become, an Event of Default pursuant to Section 5.01.
     “Defaulted Interest” has the meaning specified in Section 3.08.
     “Department” means, with respect to any Insurance Subsidiary, the Governmental Authority of such Insurance Subsidiary’s state of domicile with which such Insurance Subsidiary is required to file its Annual Statement.
     “Depositary” means with respect to the Debentures issuable or issued in whole or in part in global form, the Person designated as Depositary by the Company pursuant to Section 3.03, unless and until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Depositary” shall mean or include each Person who is then a Depositary hereunder. Initially, the Depositary shall be DTC.
     “Distributed Property” has the meaning specified in Section 12.04(c).
     “Dollar,” “U.S. $” or “$” means a dollar or other equivalent unit in such coin or currency of the United States as at the time shall be legal tender for the payment of public and private debts.
     “DTC” means The Depository Trust Company, a New York corporation, or any successor.
     “EDGAR” means the Electronic Data Gathering, Analysis and Retrieval system (or any successor system) by which companies file forms with the SEC.
     “Effective Date” means the date on which a Make Whole Adjustment Event occurs or becomes effective.
     “Event of Default” has the meaning specified in Section 5.01.

     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
     “Ex-Dividend Date” means, with respect to any issuance, dividend or distribution on the Common Stock or any other equity security, the first date on which the shares of Common Stock or such other equity security trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance, dividend or distribution.
     “Existing Debentures” has the meaning ascribed to it in the second paragraph under the caption “Recitals of the Company.”
     “Existing Directors” means those individuals who (i) were a member of the Board of Directors on the Commitment Date or (ii) who subsequently became a member of the Board of Directors and whose election or initial nomination for election subsequent to the Commitment Date was approved by a majority of the Company’s directors then still in office, either who were directors on the Commitment Date or whose election or nomination for election was previously so approved.
     For purposes of this definition, the phrase “or a committee of such board duly authorized to act for it hereunder” of the definition of Board of Directors shall be disregarded.
     “Expiration Date” has the meaning specified in Section 12.04(e).
     “Expiration Time” has the meaning specified in Section 12.04(e).
     “Fair Market Value” means, for purposes of Section 12.04, the amount which a willing buyer would pay a willing seller in an arm’s-length transaction as reasonably determined in good faith by the Board of Directors in a commercially reasonable manner.
     “GAAP” means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), that are applicable to the circumstances as of the date of determination.
     “Global Debenture” means a Debenture that is registered in the Debenture Register in the name of a Depositary or a nominee thereof.
     “Governmental Authority” means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial or regulatory functions of or pertaining to government and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing, including any board of insurance, insurance department or insurance commissioner.
     “Holder” means the Person in whose name the Debenture is registered in the Debenture Register.
     “HSR Act” has the meaning specified in Section 12.12(b).
     “HSR Conversion Blocker” has the meaning specified in Section 12.12(b).
     “HSR Filing” has the meaning specified in Section 12.12(b).
     “Indebtedness” means, with respect to any Person, without duplication: (a) all obligations of such Person for borrowed money or in respect of loans or advances; (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (c) all obligations in respect of letters of credit, whether or not drawn, and bankers’ acceptances and letters of guaranty issued for the account or upon the application or request of such Person; (d) all Capitalized Lease Liabilities of such Person; (e) the liabilities (if any) of such Person in respect of Swap Contracts as determined by reference to the Swap Termination Value thereof; (f) all obligations of such Person to pay the deferred purchase price of property or services that are included as liabilities in accordance with GAAP (other than accrued expenses incurred and trade accounts payable in each case in the ordinary course of business) and all obligations secured by a Lien on property owned or being purchased by such Person, but only to the extent of the lesser of the obligations secured or the value of the property to which such Lien is attached (including obligations arising under conditional sales or other title retention agreements); (g) any obligations of a partnership of the kind referred to in clauses (a) through (f) above or clause (h) below in which such Person is a general partner; and (h) all Contingent Obligations of such Person in connection with Indebtedness or obligations of others of the kinds referred to in clauses (a) through (h) above.
     “Indenture” means this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.
     “Initial Purchaser” means Morgan Stanley & Co. Incorporated.
     “Insolvency Proceeding” means , with respect to any Person, (a) any case, action or proceeding with respect to such Person before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, conservation, rehabilitation, receivership, dissolution, winding-up or relief of debtors or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors or other similar arrangement in respect of its creditors generally or any substantial portion of its creditors, in any case, undertaken under U.S. Federal, state or foreign law, including title 11 of the United States Code.
     “Insurance Blocker Notice” has the meaning specified in Section 12.12(e).
     “Insurance Conversion Blocker” has the meaning specified in Section 12.12(e).
     “Insurance Filing” has the meaning specified in Section 12.12(e).
     “Insurance Regulatory Approvals” has the meaning specified in Section 12.12(e).
     “Insurance Subsidiary” means any Subsidiary that is required to be licensed as an insurer or reinsurer.
     “Interest Payment Date” means, with respect to each series of Debentures, June 30 and December 30 of each year, beginning on the first Interest Payment Date immediately succeeding the Issue Date of such series of Debentures; provided, however, that if the Issue Date for such series of Debentures occurs after the close of business on the Regular Record Date for such Interest Payment Date, the first Interest Payment Date will instead be the second Interest Payment Date immediately succeeding the Issue Date of such series.
     “Investment” means any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase (including purchases financed with equity) of any Capital Stock, bonds, notes, debentures or other debt securities of, or any other investment in, any Person.
     “Issue Date” means, with respect to each series of Debentures, the issuance date of such series. Each Issue Date shall correspond to a Closing Date.
     “Lien” means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preferential arrangement of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by, any conditional sale or other title retention agreement, the interest of a lessor under a capital lease or any financing lease having substantially the same economic effect as any of the foregoing) and any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessor under the operating lease or a licensor under a license that does not otherwise secure an obligation.
     “Make Whole Adjustment Event” will be deemed to have occurred at any time on or after the Commitment Date that any of the following occurs:

     (a) a Change of Control pursuant to paragraph (a) of the definition thereof (which shall be determined without regard to the exception set forth in paragraph (a)(ii) of such definition) occurs; or
     (b) the Company conveys, sells, transfers, disposes of or leases all or substantially all of its consolidated assets to another Person in one transaction or a series of transactions; or
     (c) the Company’s Existing Directors cease to constitute a majority of its Board of Directors; or
     (d) shares of Common Stock (or shares of common stock, American Depositary Receipts or American Depositary Shares into which the Debentures are convertible pursuant to the terms of this Indenture), cease to be listed for trading on any of the NYSE, the NASDAQ Global Market or the NASDAQ Global Select Market (or any of their respective successors); or
     (e) holders of Common Stock approve any plan or proposal for the Company’s liquidation or dissolution or there is a plan in effect for the Company’s liquidation or dissolution.
     “Market Disruption Event” means (i) a failure by the principal market on which the Common Stock is listed or approved for trading to open for trading during its regular trading session or (ii) the occurrence or existence for more than one half-hour period in the aggregate on any Scheduled Trading Day of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the principal market on which the Common Stock is listed or approved for trading or otherwise) in the Common Stock or in any options, contracts or futures contracts relating to the Common Stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m. (New York City time) on such day.
     “Maturity,” when used with respect to any Debentures, means the date on which the principal of such Debentures becomes due and payable as therein or herein provided, whether on the Maturity Date, by declaration of acceleration or otherwise.
     “Maturity Date” means December 30, 2016.
     “Notice of Conversion” has the meaning specified in Section 12.02(b).
     “NYSE” means the New York Stock Exchange.
     “Offering Memorandum” means the final offering memorandum dated October 14, 2009 with respect to the offering and sale of the Debentures.

     “Officers’ Certificate” means a certificate signed by (a) the Chief Executive Officer or any Vice President and by (b) the Chief Financial Officer, the Treasurer, the Secretary or any Assistant Secretary of the Company, and delivered to the Trustee. One of the officers signing an Officers’ Certificate given pursuant to Section 4.07 shall be the principal executive, financial or accounting officer of the Company.
     “Opinion of Counsel” means an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company, that is delivered to the Trustee. Each such opinion shall include the statements in Section 15.07 if and to the extent required by the provisions of such Section.
     “Outstanding,” when used with respect to the Debentures, means, as of the date of determination, all series of Debentures theretofore authenticated and delivered under this Indenture, except:
     (a) Debentures theretofore canceled by the Trustee or delivered to the Trustee for cancellation;
     (b) Debentures for the payment of which money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Debentures;
     (c) Debentures in lieu of which, or in substitution for which, other Debentures have been authenticated and delivered pursuant to this Indenture; and
     (d) Debentures converted into Common Stock pursuant to Article 12;
provided, however, that, in determining whether the Holders of the requisite principal amount of Outstanding Debentures are present at a meeting of Holders of Debentures for quorum purposes or have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Debentures owned by the Company or any other obligor upon the Debentures or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such determination as to the presence of a quorum or upon any such request, demand, authorization, direction, notice, consent or waiver, only Debentures that a Responsible Officer of the Trustee has been notified in writing to be so owned shall be so disregarded. Debentures so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee is not the Company or any other obligor upon the Debentures or any Affiliate of the Company or such other obligor, and the Trustee shall be protected in relying upon an Officers’ Certificate to such effect.

     “Paying Agent” means any Person authorized by the Company to pay the principal of or interest on any Debentures on behalf of the Company and, except as otherwise specifically set forth herein, such term shall include the Company if it shall act as its own Paying Agent. The Company has initially appointed the Trustee as its Paying Agent pursuant to Section 4.02.
     “Person” means any individual, corporation, limited liability company, partnership, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority or other entity of whatever nature.
     “Place of Conversion” has the meaning specified in Section 3.01.
     “Place of Payment” has the meaning specified in Section 3.01.
     “Predecessor Debenture” of any particular Debenture means every previous Debenture evidencing all or a portion of the same debt as that evidenced by such particular Debenture; and, for the purposes of this definition, any Debenture authenticated and delivered under Section 2.05 of this Indenture in exchange for or in lieu of a mutilated, destroyed, lost or stolen Debenture shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Debenture.
     “Put Right Closing Date” has the meaning ascribed to it in the second paragraph under the caption “Recitals of the Company.”
     “Qualified Institutional Buyer” or “QIB” shall have the meaning specified in Rule 144A.
     “Record Date” means any Regular Record Date or Special Record Date.
     “Redemption Closing Date” has the meaning ascribed to it in the second paragraph under the caption “Recitals of the Company.”
     “Reference Property” has the meaning specified in Section 12.08(b).
     “Regular Record Date” for interest payable in respect of any Debenture on any Interest Payment Date means the close of business on June 15 or December 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.
     “Reinsurance Agreements” means any agreement, contract, treaty, certificate or other arrangement by which any Insurance Subsidiary agrees to transfer or cede to another insurer all or part of the liability assumed or assets held by it under one or more insurance, annuity, reinsurance or retrocession policies, agreements, contracts, treaties, certificates or similar arrangements. Reinsurance Agreements shall include, but not be limited to, any agreement, contract, treaty, certificate or other arrangement that is treated as such by the applicable Department.

     “Reorganization Event” has the meaning specified in Section 12.08.
     “Resale Restriction Termination Date” shall have the meaning specified in Section 2.07(b).
     “Responsible Officer” when used with respect to the Trustee, shall mean an officer of the Trustee in the Corporate Trust Office, having direct responsibility for the administration of this Indenture, and also, with respect to Section 6.01(b) and the second sentence of Section 6.01, shall also include any other officer of the Trustee to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject.
     “Restricted Global Debenture” shall mean a Global Debenture that is a Restricted Security.
     “Restricted Ownership Percentage” has the meaning specified in Section 12.12(d).
     “Restricted Securities” has the meaning specified in Section 2.07(b).
     “Rule 144A” means Rule 144A as promulgated under the Securities Act.
     “Scheduled Trading Day” means any day that is scheduled to be a Trading Day on the principal United States national or regional securities exchange or market on which the Common Stock is listed or admitted for trading or, if the Common Stock is not listed or admitted for trading on any exchange or market, a Business Day.
     “SEC” means the Securities and Exchange Commission.
     “Section 16 Conversion Blocker” has the meaning specified in Section 12.12(d).
     “Section 382 Conversion Blocker” has the meaning specified in Section 12.12(a).
     “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
     “series” means each series of Debentures issued in accordance with Section 2.06 from time to time on each Issue Date.
     “Significant Subsidiary” means, with respect to any Person, a Subsidiary of such Person that would constitute a “significant subsidiary” as such term is defined under Rule 1-02(w) of Regulation S-X under the Securities Act and the Exchange Act.
     “Special Record Date” has the meaning specified in Section 3.08(a).

     “Spin-Off” has the meaning specified in Section 12.04(c).
     “Stock Price” means the price paid (or deemed paid) per share of Common Stock in connection with a Make Whole Adjustment Event, which shall be equal to (i) if a holder of Common Stock receives only cash (in a single per share amount, other than with respect to appraisal or similar rights) in such Make Whole Adjustment Event described in clauses (a) or (b) of the definition thereof, the cash amount paid per share of Common Stock and (ii) in all other cases, the average of the Closing Sale Prices of the Common Stock over the ten consecutive Trading Day period ending on the Trading Day immediately preceding the Effective Date.
     “Subsidiary” means a corporation more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries.
     “Successor Company” has the meaning specified in Section 10.01(a).
     “Successor Debenture” of any particular Debenture means every Debenture issued after, and evidencing all or a portion of the same debt as that evidenced by, such particular Debenture; and, for the purposes of this definition, any Debenture authenticated and delivered under Section 2.05 of this Indenture in exchange for or in lieu of a mutilated, destroyed, lost or stolen Debenture shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Debenture.
     “Swap Contract” means any agreement, relating to any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, swaption, currency option or any other similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing, and any master agreement relating to or governing any or all of the foregoing.
     “Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s) and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined by the Company based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts.
     “Tax Conversion Blocker” has the meaning specified in Section 12.12(c).

     “Tender Offer” has the meaning ascribed to it in the second paragraph under the caption “Recitals of the Company.”
     “Tender Offer Closing Date” has the meaning ascribed to it in the second paragraph under the caption “Recitals of the Company.”
     “Trading Day” means a day during which (i) there is no Market Disruption Event and (ii) trading in the Common Stock generally occurs on the NYSE, or if the Common Stock is not listed on the NYSE, then on the NASDAQ Global Select Market, the NASDAQ Global Market or the principal other national or regional securities exchange on which the Common Stock is then traded or, if the Common Stock is not listed or approved for trading on the NASDAQ Global Select Market, the NASDAQ Global Market or another national or regional securities exchange, on the principal market on which the Common Stock is then traded (including Pink OTC Markets Inc. or any similar organization). If the Common Stock is not so listed or traded, “Trading Day” shall have the same meaning as Business Day.
     “transfer” shall have the meaning specified in Section 2.07(b).
     “Trustee” means The Bank of New York Mellon Trust Company, N.A. and its successors and any corporation resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee serving as successor trustee hereunder.
     “Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, and any reference herein to the Trust Indenture Act or a particular provision thereof shall mean such Act or provision, as the case may be, as amended or replaced from time to time or as supplemented from time to time by rules or regulations adopted by the SEC under or in furtherance of the purposes of such Act or provision, as the case may be.
     “Unrestricted Global Debenture” shall mean a Global Debenture that is not a Restricted Security.
     “Valuation Period” has the meaning specified in Section 12.04(c).
     “Voting Stock” means all classes of stock or other similar interests in the corporation which ordinarily has or have voting power for the election of directors, or persons performing similar functions, whether at all times or only so long as no senior class of stock or other interests has or have such voting power by reason of any contingency.

     Section 1.02. Incorporation by Reference of Trust Indenture Act.
     This Indenture is subject to the mandatory provisions of the Trust Indenture Act, which are incorporated by reference in and made a part of this Indenture. The following Trust Indenture Act terms have the following meanings:
     “indenture securities” means the Debentures.
     “indenture security holder” means a Holder.
     “indenture to be qualified” means this Indenture.
     “indenture trustee” or “institutional trustee” means the Trustee.
     All other terms in this Indenture that are defined by the Trust Indenture Act, defined by it by reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Indenture by the Trust Indenture Act, such required provision shall control.
     Section 1.03. Notices, Etc. to the Trustee and Company.
     Any request, demand, authorization, direction, notice, consent, election, waiver or other Act of Holders of Debentures or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,
     (a) the Trustee by any Holder of Debentures or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing (which may be via facsimile) to or with a Responsible Officer of the Trustee and received at its Corporate Trust Office, Attention: Corporate Administration; or
     (b) the Company by the Trustee or by any Holder of Debentures shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing, mailed, first-class postage prepaid, or telecopied and confirmed by mail, first-class postage prepaid, or delivered by hand or overnight courier, addressed to the Company at 11825 N. Pennsylvania Street, Carmel, Indiana 46032, Attention: Treasurer or at any other address previously furnished in writing to the Trustee by the Company; or
     (c) the Initial Purchaser by the Company, by the Trustee or by any Holder of Debentures shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing, mailed, first-class postage prepaid, or telecopied and confirmed by mail, first-class postage prepaid, or delivered by hand or overnight courier, addressed to the Initial Purchaser at Morgan Stanley & Co. Inc, 1585 Broadway, 5th Floor, New York, New York 10036 Attention: Neil Molino and Todd Bosch; with a copy to Morgan Stanley &

Co. Inc, 1221 Avenue of the Americas, 34th Floor, New York, New York 10020 Attention: Anthony Cicia.
     Section 1.04. Conflict With Trust Indenture Act.
     If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.
     Section 1.05. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.
ARTICLE 2
Debenture Forms
     Section 2.01. Form Generally.
     The Debentures shall be in substantially the form set forth in this Article 2, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange, the Code, and regulations thereunder, or as may, consistent herewith, be determined by the officers executing such Debentures, as evidenced by their execution thereof. The Company shall furnish any such legends and endorsements to the Trustee in writing. All Debentures shall be in fully registered form.
     Notices of Conversion shall be in substantially the form set forth in Section 2.03.
     The Debentures shall be printed, lithographed, typewritten or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any automated quotation system or securities exchange (including on steel engraved borders if so required by any securities exchange upon which the Debentures may be listed) on which the Debentures may be listed for trading, as the case may be, all as determined by the officers executing such Debentures, as evidenced by their execution thereof.
     Section 2.02. Form of Debenture.

[FORM OF FACE OF DEBENTURE]
[INSERT IF A GLOBAL DEBENTURE:
THIS DEBENTURE IS A GLOBAL DEBENTURE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS DEBENTURE FOR ALL PURPOSES.
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR DEBENTURES IN DEFINITIVE REGISTERED FORM IN THE LIMITED CIRCUMSTANCES REFERRED TO IN THE INDENTURE, THIS GLOBAL DEBENTURE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.]

CONSECO, INC.
7.0% Convertible Senior Debenture due 2016
Series [___]
No.
CUSIP No.
ISIN No.
     CONSECO, INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company,” which term includes any successor Person under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to                                             , or registered assigns, the principal sum [of                        United States Dollars (U.S. $                       )] [if this Debenture is a Global Debenture, then insert — or such greater or lesser amount as is indicated in the records of the Trustee and DTC] on December 30, 2016, and to pay interest thereon, from [                      ], or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, semi-annually in arrears on June 30 and December 30 in each year (each, an “Interest Payment Date”), commencing [                       — to be the first Interest Payment Date immediately succeeding the Issue Date of such series, unless the Issue Date occurs after close of business on the Regular Record Date for such Interest Payment Date, in which case the first Interest Payment Date will instead be the second Interest Payment Date immediately succeeding the Issue Date for such series], at the rate of 7.0% per annum, until the principal hereof is due. No interest will be payable on any overdue principal or interest. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall, as provided in the Indenture, be paid to the Person in whose name this Debenture (or one or more Predecessor Debentures) is registered at the close of business on the Regular Record Date for such interest, which shall be the June 15 or December 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Debenture (or one or more Predecessor Debentures) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Company, notice whereof shall be given to Holders of Debentures not less than 10 calendar days prior to the Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any automated quotation system or securities exchange on which the Debentures may be listed for trading, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. Payments of principal shall be made upon the surrender of this Debenture at the option of the Holder at the Corporate Trust Office of the Trustee,

or at such other office or agency of the Company as may be designated by it, in each case in New York City, for such purpose in such lawful monies of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, or at such other offices or agencies as the Company may designate in New York City, by United States Dollar check drawn on, or wire transfer to, a United States Dollar account (such a transfer to be made to a Holder only if such Holder shall have furnished wire instructions in writing to the Trustee no later than five Business Days prior to the relevant payment date). Payment of accrued and unpaid interest on this Debenture due on any Interest Payment Date shall be paid by mailing a check for the amount payable to or upon the written order of the Holders entitled thereto as it shall appear on the registry books of the Company, provided that, at the application of such Holder in writing to the Debenture Registrar not later than five Business Days prior to the relevant Interest Payment Date, accrued and unpaid interest on such Holder’s Debentures shall be paid by wire transfer in immediately available funds to such Holder’s account in the United States supplied by such Holder from time to time to the Trustee and Paying Agent (if different from Trustee); provided, further, that payment of accrued and unpaid interest made to the Depositary shall be paid by wire transfer in immediately available funds in accordance with such wire transfer instructions and other procedures provided by the Depositary from time to time.
     Except as specifically provided herein and in the Indenture, the Company shall not be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein.
     Reference is hereby made to the further provisions of this Debenture set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof or an Authenticating Agent by the manual signature of one of their respective authorized signatories, this Debenture shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.
[Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the Company has caused this Debenture to be duly executed.

CONSECO, INC.
By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
This is one of the Debentures referred to in the within-mentioned Indenture.
Dated:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee
By:
Authorized Signatory

[FORM OF REVERSE OF DEBENTURE]
CONSECO, INC.
7.0% Convertible Senior Debenture due 2016
Series [___]
     This Debenture is one of a duly authorized issue of Debentures of the Company designated as its “7.0% Convertible Senior Debentures due 2016” (herein called the “Debentures”) issued and to be issued under an Indenture dated as of October 16, 2009 between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture referred to herein as the “Indenture”), to which the Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Debentures and of the terms upon which the Debentures are, and are to be, authenticated and delivered. Terms used but not defined herein shall have the meanings given to them in the Indenture. As provided in the Indenture and subject to certain limitations therein set forth, the Debentures are exchangeable for a like aggregate principal amount of Debentures of any authorized denominations as requested by the Holder surrendering the same upon surrender of the Debenture or Debentures to be exchanged, at the Corporate Trust Office of the Trustee. The Trustee upon such surrender by the Holder shall issue the new Debentures in the requested denominations.
     Holders of the Debentures shall have no right to require the Company to repurchase their Debentures at any time.
     No sinking fund is provided for the Debentures and the Debentures are not subject to redemption at the option of the Company.
     In any case where the due date for the payment of the principal of or interest on any Debenture or the last day on which a Holder of a Debenture has a right to convert his Debenture shall be, at any Place of Payment or Place of Conversion, as the case may be, a day on which banking institutions at such Place of Payment or Place of Conversion are authorized or obligated by law or executive order to close, then payment of principal, interest or delivery for conversion of such Debenture need not be made on or by such date at such place but may be made on or by the next succeeding day at such place which is not a day on which banking institutions are authorized or obligated by law or executive order to close, with the same force and effect as if made on the date for such payment, or by such last day for conversion, and no interest shall accrue on the amount so payable for the period after such date.

     The Indenture contains provisions permitting the Company and the Trustee in certain circumstances, without the consent of the Holders of the Debentures, and in other circumstances, with the consent of the Holders of not less than a majority in aggregate principal amount of all series of Debentures at the time Outstanding (acting together as a single class), evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Debentures; provided, however, that no such supplemental indenture shall make any of the changes set forth in Section 8.02(a)-(g) of the Indenture, without the consent of each Holder of an Outstanding Debenture affected thereby. It is also provided in the Indenture that, prior to any declaration accelerating the maturity of the Debentures, the Holders of a majority in aggregate principal amount of all series of the Debentures at the time Outstanding (acting together as a single class) may on behalf of the Holders of all of the Debentures, including any series of Debentures issued thereafter, waive any past Default or Event of Default under the Indenture and its consequences except as provided in the Indenture. Any such consent or waiver by the Holder of this Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Debenture and any Debentures that may be issued in exchange or substitution hereof, irrespective of whether or not any notation thereof is made upon this Debenture or such other Debentures.
     No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and accrued and unpaid interest on, this Debenture, at the place, at the respective times, at the rate and in the lawful money herein prescribed.
     Unless a Conversion Blocker is in effect with respect to the Holder, the Holder hereof has the right, at its option, on and after the Conversion Commencement Date, or earlier in connection with a Make Whole Adjustment Event specified in the Indenture, and prior to the close of business on the Business Day immediately preceding the Maturity Date, to convert any Debenture or portion thereof that is $1,000 or an integral multiple thereof, into shares of Common Stock or Reference Property, in each case at the Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture, upon surrender of this Debenture, together with a Notice of Conversion, a form of which is attached hereto, as provided in the Indenture and this Debenture, to the Company at the office or agency of the Company maintained for that purpose, or at the option of such Holder, the Corporate Trust Office, and, unless the shares of Common Stock or Reference Property, as the case may be, issuable on conversion are to be issued in the name of the Holder, duly endorsed by, or accompanied by instruments of transfer in form satisfactory to the Company or its agent duly executed by, the Holder or by his duly authorized attorney. The initial Conversion Rate shall be 182.1494 shares of Common Stock for each $1,000 principal amount of Debentures, subject to adjustment as set forth in the Indenture. No fractional shares of Common Stock or Reference Property, as the case may be, shall be issued upon any conversion. Instead, the Company will increase the number of shares of Common Stock or Reference Property, as the case may be, issued to the Holder to the next whole share, as provided in the Indenture. No adjustment shall be made for dividends on any such shares issued upon conversion of such Debentures except as provided in the Indenture.
     Upon due presentment for registration of transfer of this Debenture at the office or agency of the Company, a new Debenture or Debentures of authorized denominations for an equal aggregate principal amount shall be issued to the transferee in exchange thereof, subject to the limitations provided in the Indenture, without charge except for any tax, assessments or other governmental charge imposed in connection therewith.
     The Company, the Trustee, any Authenticating Agent, any Paying Agent, any Conversion Agent and any Registrar may deem and treat the registered Holder hereof as the absolute owner of this Debenture (whether or not this Debenture shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment hereof, or on account hereof, for the conversion hereof and for all other purposes, and neither the Company nor the Trustee nor any authenticating agent nor any Paying Agent nor any Conversion Agent nor any Registrar shall be affected by any notice to the contrary. All payments made to or upon the order of such registered Holder shall, to the extent of the sum or sums paid, satisfy and discharge liability for monies payable on this Debenture.
     No recourse for the payment of the principal of, or accrued and unpaid interest on, this Debenture, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Debenture, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer, director or subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.
     Terms used in this Debenture and defined in the Indenture are used herein as therein defined.
     The Indenture and this Debenture shall be governed by and construed in accordance with the laws of the State of New York.

     Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (= tenants in common), TENANT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform gift to Minors Act).
     Section 2.03. Form of Notice of Conversion. The following Notice of Conversion shall be attached as an exhibit to each Debenture.
NOTICE OF CONVERSION
     The undersigned Holder of this Debenture hereby irrevocably exercises the option to convert this Debenture, or any portion of the principal amount hereof (that is U.S. $1,000 or an integral multiple of U.S. $1,000 in excess thereof,) below designated, into shares of Common Stock or Reference Property, as applicable in accordance with the terms of the Indenture referred to in this Debenture, and directs that such shares and any Debentures representing any unconverted principal amount hereof, be delivered to and be registered in the name of the undersigned unless a different name has been indicated below. If shares of Common Stock, Reference Property or Debentures are to be registered in the name of a Person other than the undersigned, or an Affiliate of the undersigned, (a) the undersigned shall pay all documentary, stamp or similar issue or transfer taxes payable with respect thereto and (b) signature(s) must be guaranteed by an Eligible Guarantor Institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934. Any amount required to be paid by the undersigned on account of interest accompanies this Debenture.
     The undersigned Holder hereby acknowledges and agrees that the Company may rely solely upon its receipt of this Notice of Conversion by such Holder as sufficient evidence that no Conversion Blocker is in effect with respect to the principal amount of Debentures such Holder is hereby irrevocably exercising its option to convert into shares of Common Stock or Reference Property, as the case may be, in accordance with the terms of the Indenture referred to in this Debenture. In addition, the undersigned Holder hereby acknowledges and agrees that the Company shall not be liable to such Holder or any other Person for any breach of any Conversion Blocker resulting from actions the Company is required to take in connection with any conversion of all or part of such Holder’s Debentures in reliance on this Notice of Conversion.

Dated:
Signature(s)
If shares or Debentures are to be registered in
the name of a Person other than the Holder,
please print such Person’s name and address:

(Name)

(Address)

Social Security or other Identification Number, if any

[Signature Guaranteed]
     If only a portion of the Debentures is to be converted, please indicate:
1.	Principal amount to be converted: U.S. $

2.	Principal amount and denomination of Debentures representing unconverted principal amount to be issued:
     Amount: U.S. $                     Denominations: U.S. $
(U.S. $1,000 or any integral multiple of U.S. $1,000 in excess thereof).
     Section 2.04. Form of Assignment. The following Form of Assignment shall be attached as an exhibit to each Debenture.
ASSIGNMENT
     For value received,                                          hereby sell(s), assign(s) and transfer(s) unto                                          (Please insert Social Security or other taxpayer identification number of assignee) the within Debenture, and hereby irrevocably constitutes and appoints                                     as attorney to transfer the said Debenture on the books of the Company, with full power of substitution in the premises.
     Dated:                                                                                                                           Signature(s):
     Signature(s) must be guaranteed by an Eligible Guarantor Institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.
     Signature Guaranteed

     In connection with any transfer of this Debenture occurring prior to the first anniversary of the original issuance date of the series of Debentures of which this Debenture forms a part, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that this Debenture is being transferred:
     [Check One]

(1)	☐	to the Company or a subsidiary thereof; or

(2)	☐	to a “Qualified Institutional Buyer” pursuant to and in compliance with Rule 144A under the Securities Act, to which notice has been given that this transfer is being made in reliance on Rule 144A; or

(3)	☐	pursuant to and in compliance with the exemption from registration provided by Rule 144 under the Securities Act; or

(4)	☐	pursuant to a registration statement that has been declared effective under the Securities Act and that continues to be effective at the time of transfer; or

(5)	☐	pursuant to another available exemption from registration under Securities Act.
Unless one of the above boxes is checked, the Trustee will refuse to register any of the Debentures evidenced by this certificate in the name of any Person other than the registered Holder thereof, provided that if box (5) is checked, the Holder shall deliver to the Company, to the Trustee and the Debenture Registrar), prior to registering any such transfer of the Debentures, in its sole discretion, such legal opinions, certifications and other information as the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.
If none of the foregoing boxes is checked, the Trustee or Debenture Registrar shall not be obligated to register this Debenture in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.07 of the Indenture shall have been satisfied.
     Dated:                                                                                                                            Signature(s):
     Signature(s) must be guaranteed by an Eligible Guarantor Institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

     Signature Guaranteed
     Section 2.05. Mutilated, Destroyed, Lost or Stolen Debentures. In case any Debenture shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute, and upon its written request the Trustee or an authenticating agent appointed by the Trustee shall authenticate and deliver, a new Debenture of the same series, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated Debenture, or in lieu of and in substitution for the Debenture so destroyed, lost or stolen. In every case the applicant for a substituted Debenture shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless from any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also (a) furnish to the Company, to the Trustee and, if applicable, to such authenticating agent evidence to their satisfaction of the destruction, loss or theft of such Debenture and of the ownership thereof and (b) surrender any mutilated Debenture to the Trustee.
     The Trustee or such authenticating agent may authenticate any such substituted Debenture and deliver the same upon the receipt of such security or indemnity as the Trustee, the Company and, if applicable, such authenticating agent may require. Upon the issuance of any substituted Debenture, the Company or the Trustee may require the payment by the Holder of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. In case any Debenture which has matured or is about to mature or about to be submitted for conversion shall become mutilated or be destroyed, lost or stolen, the Company may, in its sole discretion, instead of issuing a substitute Debenture, pay or authorize the payment or the conversion of the same (without surrender thereof except in the case of a mutilated Debenture), as the case may be, if the applicant for such payment or conversion shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, evidence satisfactory to the Company, the Trustee and, if applicable, any Paying Agent evidence of their satisfaction of the destruction, loss or theft of such Debenture and of the ownership thereof.
     Every substitute Debenture issued pursuant to the provisions of this Section 2.05 by virtue of the fact that any Debenture is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Debenture shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Debentures duly issued hereunder. To the extent permitted by law, all Debentures shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment or conversion of mutilated, destroyed, lost or stolen Debentures and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment or conversion of negotiable instruments or other securities without their surrender.
     Section 2.06. Execution, Authentication and Delivery of Debentures; Issuable in Series; Terms of Particular Series.
     (a) The aggregate principal amount of Debentures that may be authenticated, delivered, and Outstanding at any time under this Indenture is limited to $293,000,000.
     The Debentures will be issued from time to time on each Closing Date, with the Debentures issued on a Closing Date constituting a separate series of Debentures. The aggregate principal amount of the Debentures of a series shall equal the aggregate principal amount of Existing Debentures purchased, repurchased or redeemed, as the case may be, on such Closing Date. All Debentures issued under this Indenture shall in all respects be equally and ratably entitled to the benefits hereof, without preference, priority, or distinction on account of the actual time of the authentication and delivery thereof.
     Each series of Debentures shall be created by or pursuant to an Authentication Order, which shall establish the terms of such series of Debentures, which terms shall be identical to those set forth in this Indenture except for the following (as and to such extent such terms may be applicable):
     (1) the CUSIP/ISIN of such series;
     (2) the aggregate principal amount of the Debentures of such series, which aggregate principal amount shall equal the aggregate principal amount of Existing Debentures purchased, repurchased or redeemed, as the case may be, on such Closing Date;
     (3) the Issue Date of the Debentures of such series; and
     (4) the date from which interest shall accrue on the Debentures of such series, which date shall be the Issue Date, and the first Interest Payment Date for such series on which interest shall be payable, which shall be the first Interest Payment Date immediately succeeding the Issue Date of such series, unless the Issue Date occurs after the close of business on the Regular Record Date for such Interest Payment Date, in which case the first Interest Payment Date will instead be the second Interest Payment Date immediately succeeding the Issue Date for such series.
     Upon the establishment of any series of Debentures, the execution by the officer authorized by the Authentication Order with respect to the Debentures of such series to be issued, and the delivery of such Authentication Order to the

Trustee at or before the time of issuance of the Debentures of such series, shall constitute a sufficient record of such action.
     No series of Debentures may be reopened for issuances of additional Debentures of such series.
     The form of the Debentures of each series shall be established pursuant to the provisions of this Indenture. The Debentures of any series may only be issuable in registered form, without coupons.
     (b) The Debentures shall be executed on behalf of the Company by its Chief Executive Officer, its Chief Financial Officer, any of its Vice Presidents, its Treasurer, its Secretary, or any of its Assistant Secretaries. The signature of any of these officers on the Debentures may be manual or facsimile. Typographical and other minor errors or defects in any such reproduction of any such signature shall not affect the validity or enforceability of any Debenture that has been duly authenticated and delivered by the Trustee.
     All Debentures shall be dated the date of their authentication.
     In case any officer of the Company who shall have signed any of the Debentures shall cease to be such officer before the Debentures so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Debentures nevertheless may be authenticated and delivered or disposed of as though the Person who signed such Debentures had not ceased to be such officer of the Company, and any Debenture may be signed on behalf of the Company by such Persons as, at the actual date of the execution of such Debenture, shall be the proper officers of the Company, although at the date of the execution of this Indenture any such person was not such an officer.
     On any Closing Date after the execution and delivery of this Indenture, the Company may deliver Debentures to the Trustee for authentication, together with a Company Order for authentication and delivery (such Order an “Authentication Order”) with respect to such Debentures, and the Trustee shall, upon receipt of such Authentication Order, in accordance with procedures acceptable to the Trustee set forth in the Authentication Order, and subject to the provisions hereof, authenticate and deliver such Debentures to such recipients as may be specified from time to time pursuant to such Authentication Order. The terms of such Debentures provided for under Section 2.06(a) shall be determinable by reference to such Authentication Order and procedures. In authenticating such Debentures and accepting the additional responsibilities under this Indenture in relation to such Debentures, the Trustee shall be entitled to receive, and (subject to the provisions of Section 6.01 hereof) shall be fully protected in relying upon:
     (1) an Authentication Order, certifying as to the authorized forms and terms of such Debentures; and

     (2) an Opinion of Counsel, stating that:
(a) the form or forms and terms of such Debentures have been established by and in conformity with the provisions of this Indenture; and
(b) such Debentures, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, moratorium, reorganization, and other laws of general applicability relating to or affecting the enforcement of creditors’ rights and to general principles of equity.
     The Trustee shall not be required to authenticate such Debentures if the issue thereof will adversely affect the Trustee’s own rights, duties, or immunities under the Debentures and this Indenture.
     Only such Debentures as shall bear thereon a certificate of authentication substantially in the form set forth on the form of Debenture set forth in Section 2.02, manually executed by the Trustee (or an authenticating agent appointed by the Trustee as provided by Section 15.11), shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee (or such an authenticating agent) upon any Debenture executed by the Company shall be conclusive evidence that the Debenture so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.
     Section 2.07. Exchange and Registration of Transfer of Debentures; Restrictions on Transfer; Depositary.
     (a) The Company shall cause to be kept at the Corporate Trust Office a register (the register maintained in such office and in any other office or agency of the Company designated pursuant to Section 4.02 being herein sometimes collectively referred to as the “Debenture Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of each series of Debentures and of transfers of each series of Debentures. Such register shall be in written form or in any form capable of being converted into written form within a reasonable period of time. The Trustee is hereby appointed “Debenture Registrar” for the purpose of registering Debentures and transfers of Debentures as herein provided. The Company may appoint one or more co-registrars in accordance with Section 4.02.
     Upon surrender for registration of transfer of any Debenture to the Debenture Registrar or any co-registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.07, the Company shall execute, and the

Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Debentures of the same series, of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.
     Debentures may be exchanged for other Debentures of the same series, of any authorized denominations and of a like aggregate principal amount, upon surrender of the Debentures to be exchanged at any such office or agency maintained by the Company pursuant to Section 4.02. Whenever any Debentures are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Debentures of the same series which the Holder making the exchange is entitled to receive, bearing registration numbers not contemporaneously outstanding.
     All Debentures presented or surrendered for registration of transfer or for exchange or conversion shall (if so required by the Company, the Trustee, the Debenture Registrar or any co-registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and duly executed, by the Holder thereof or his attorney-in-fact duly authorized in writing.
     No service charge shall be charged to the Holder for any exchange or registration of transfer of Debentures, but the Company or the Trustee may require payment of a sum sufficient to cover any tax, assessments or other governmental charges that may be imposed in connection therewith.
     All Debentures issued upon any registration of transfer or exchange of Debentures in accordance with this Indenture shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Debentures surrendered upon such registration of transfer or exchange.
     (b) Every Debenture that bears or is required under this Section 2.07(b) to bear the legend set forth in this Section 2.07(b) (together with any Common Stock issued upon its conversion and required to bear the legend set forth in Section 2.07(c), collectively, the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 2.07(b) (including the legend set forth below), unless such restrictions on transfer shall be waived by written consent of the Company, and the Holder of each such Restricted Security, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this Section 2.07(b) and Section 2.07(c), the term “transfer” encompasses any sale, pledge, transfer or other disposition whatsoever of any Restricted Security.
     Until the date (the “Resale Restriction Termination Date”) that is one year after the Issue Date of such series of Debentures, or such other period of time as permitted by Rule 144 under the Securities Act or any successor provision thereto, any certificate evidencing such Debenture (and all securities issued in exchange therefor or substitution thereof, other than Common Stock, if any, issued upon conversion thereof, which shall bear the legend set forth in Section 2.07(c), if applicable) shall bear a legend in substantially the following form (unless such Debentures have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company in writing, with notice thereof to the Trustee):
     THE SALE OF THIS DEBENTURE AND ANY SHARES OF COMMON STOCK ISSUABLE UPON ITS CONVERSION HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND ACCORDINGLY, THIS DEBENTURE AND ANY SHARES OF COMMON STOCK ISSUABLE UPON ITS CONVERSION MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR A BENEFICIAL INTEREST HEREIN, THE HOLDER AGREES (1) THAT IT WILL NOT, PRIOR TO THE LATER OF (X) THE FIRST ANNIVERSARY OF THE ORIGINAL ISSUANCE DATE OF THE SERIES OF DEBENTURES OF WHICH SUCH DEBENTURES FORM A PART AND (Y) 90 DAYS AFTER IT CEASES TO BE AN AFFILIATE (WITHIN THE MEANING OF RULE 144 UNDER THE SECURITIES ACT) OF CONSECO, INC. (THE “COMPANY”), OFFER, RESELL, PLEDGE OR OTHERWISE TRANSFER THE DEBENTURES EVIDENCED HEREBY OR THE SHARES OF COMMON STOCK ISSUABLE UPON THEIR CONVERSION EXCEPT (A) TO THE COMPANY; (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (“QIB”) WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QIB AND TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, ALL IN ACCORDANCE WITH RULE 144A (IF AVAILABLE); (C) UNDER AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT; (D) UNDER A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT; OR (E) UNDER ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT; (2) THAT IT WILL, PRIOR TO ANY TRANSFER OF THIS DEBENTURE OR ANY SHARES OF COMMON STOCK ISSUABLE UPON ITS CONVERSION PURSUANT TO CLAUSE (1) (E) ABOVE PRIOR TO THE LATER OF (X) THE FIRST ANNIVERSARY OF THE ORIGINAL ISSUANCE DATE OF THE SERIES OF DEBENTURES OF WHICH SUCH DEBENTURES FORM A PART AND (Y) 90 DAYS AFTER IT CEASES TO BE AN AFFILIATE

(WITHIN THE MEANING OF RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE AND MAY RELY UPON TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT; AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS DEBENTURE AND ANY SHARES OF COMMON STOCK ISSUABLE UPON ITS CONVERSION ARE TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. THE RESTRICTIONS SET FORTH IN THIS LEGEND SHALL CEASE TO HAVE EFFECT ONE YEAR AFTER THE ORIGINAL ISSUANCE DATE OF THE SERIES OF DEBENTURES OF WHICH SUCH DEBENTURES FORM A PART, PROVIDED THAT ALL HOLDERS OF SUCH SERIES OF DEBENTURES OR COMMON STOCK ISSUED UPON CONVERSION OF SUCH DEBENTURES AFTER SUCH DATE SHALL CONTINUE TO BE REQUIRED TO TRANSFER SUCH DEBENTURES AND COMMON STOCK IN ACCORDANCE WITH THE REQUIREMENTS OF APPLICABLE SECURITIES LAWS.
     THIS DEBENTURE, ANY SHARES OF COMMON STOCK ISSUABLE UPON ITS CONVERSION AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON RESALES AND OTHER TRANSFERS OF THIS DEBENTURE AND ANY SUCH SHARES TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS DEBENTURE AND SUCH SHARES SHALL BE DEEMED BY THE ACCEPTANCE OF THIS DEBENTURE AND ANY SUCH SHARES TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.
     Any Debenture (or security issued in exchange or substitution therefor) as to which such restrictions on transfer shall have expired in accordance with their terms may, upon surrender of such Debenture for exchange to the Debenture Registrar in accordance with the provisions of this Section 2.07, be exchanged for a new Debenture or Debentures, of like tenor and aggregate principal amount, and of the same series which shall not bear the restrictive legend required by this Section 2.07(b). The Company shall notify the Trustee upon the occurrence of the Resale Restriction Termination Date and promptly after a registration statement with respect to the Debentures or the Common Stock has been declared effective under the Securities Act.
     (c) Until the Resale Restriction Termination Date for a series of Debenture, any stock certificate representing Common Stock issued upon conversion of a Debenture shall bear a legend in substantially the following form

(unless the Debenture or such Common Stock has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer or pursuant to the exemption from registration provided by Rule 144 under the Securities Act or any similar provision then in force under the Securities Act or unless otherwise agreed by the Company with written notice thereof to the Trustee and any transfer agent for the Common Stock):
     THE SALE OF THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND ACCORDINGLY, THIS SECURITY MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR A BENEFICIAL INTEREST HEREIN, THE HOLDER AGREES (1) THAT IT WILL NOT, PRIOR TO THE LATER OF (X) THE FIRST ANNIVERSARY OF THE ORIGINAL ISSUANCE DATE OF THE SERIES OF DEBENTURES UPON THE CONVERSION OF WHICH THIS SECURITY WAS ISSUED AND (Y) 90 DAYS AFTER IT CEASES TO BE AN AFFILIATE (WITHIN THE MEANING OF RULE 144 UNDER THE SECURITIES ACT) OF CONSECO, INC. (THE “COMPANY”), OFFER, RESELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY; (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (“QIB”) WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QIB AND TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, ALL IN ACCORDANCE WITH RULE 144A (IF AVAILABLE); (C) UNDER AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT; (D) UNDER A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT; OR (E) UNDER ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, (2) THAT IT WILL, PRIOR TO ANY TRANSFER OF THIS SECURITY PURSUANT TO CLAUSE (1)(E) ABOVE PRIOR TO THE LATER OF (X) THE FIRST ANNIVERSARY OF THE ORIGINAL ISSUANCE DATE OF THE SERIES OF DEBENTURES UPON THE CONVERSION OF WHICH THIS SECURITY WAS ISSUED AND (Y) 90 DAYS AFTER IT CEASES TO BE AN AFFILIATE (WITHIN THE MEANING OF RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY, FURNISH TO THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS IT MAY REASONABLY REQUIRE AND MAY RELY UPON TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT; AND (3) AGREES THAT IT WILL GIVE TO EACH

PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. THE RESTRICTIONS SET FORTH IN THIS LEGEND SHALL CEASE TO HAVE EFFECT ONE YEAR AFTER THE ORIGINAL ISSUANCE DATE OF THE SERIES OF DEBENTURES UPON THE CONVERSION OF WHICH THIS SECURITY WAS ISSUED, PROVIDED THAT ALL HOLDERS OF THIS SECURITY AFTER SUCH DATE SHALL CONTINUE TO BE REQUIRED TO TRANSFER THIS SECURITY IN ACCORDANCE WITH THE REQUIREMENTS OF APPLICABLE SECURITIES LAWS.
     THIS SECURITY MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON RESALES AND OTHER TRANSFERS OF THIS SECURITY TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS SECURITY SHALL BE DEEMED BY THE ACCEPTANCE OF THIS SECURITY TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.
     Any such Common Stock as to which such restrictions on transfer shall have expired in accordance with their terms may, upon surrender of the certificates representing such shares of Common Stock for exchange in accordance with the procedures of the transfer agent for the Common Stock, be exchanged for a new certificate or certificates for a like aggregate number of shares of Common Stock, which shall not bear the restrictive legend required by this Section 2.07(c).
     (d) The following legend shall appear on the face of each Debenture of a series that is issued with original issue discount for United States federal income tax purposes:
     THIS DEBENTURE WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. UPON REQUEST, THE COMPANY WILL PROMPTLY MAKE AVAILABLE TO A HOLDER OF THIS DEBENTURE INFORMATION REGARDING THE ISSUE PRICE, THE AMOUNT OF OID, THE ISSUE DATE, AND THE YIELD TO MATURITY OF THIS DEBENTURE. HOLDERS SHOULD CONTACT INVESTOR RELATIONS, CONSECO, INC. 11825 N. PENNSYLVANIA STREET, CARMEL, INDIANA 46032, TEL. 317-817-2893.
     (e) Any Debenture or Common Stock issued upon conversion of a Debenture that, prior to the expiration of the holding period applicable to sales thereof under Rule 144 under the Securities Act (or any successor provision), is purchased or owned by the Company or any Affiliate thereof may not be resold by the Company or such Affiliate unless registered under the Securities Act in a transaction that results in such Debentures or Common Stock, as the case may be, no longer being “Restricted Securities” (as defined under Rule 144).
     (f) Beneficial interests in a Restricted Global Debenture of each series will be automatically exchanged for beneficial interests in an Unrestricted Global Debenture without any action required by or on behalf of the Holder (the “Automatic Exchange”) on the date that is specified by the Company and promptly following the Resale Restriction Termination Date (the “Automatic Exchange Date”). The Restricted Global Debenture from which beneficial interests are transferred pursuant to an Automatic Exchange shall be cancelled following the Automatic Exchange. The Trustee shall authenticate one or more Unrestricted Global Debentures in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to the Automatic Exchange. The Company shall comply with the Applicable Procedures of the Depositary in effecting the Automatic Exchange.
ARTICLE 3
The Debentures
     Section 3.01. Title and Terms.
     The Debentures shall be known and designated as the “7.0% Convertible Senior Debentures due 2016” of the Company. Their Maturity Date shall be December 30, 2016, and they shall bear interest on their principal amount from the Issue Date of such series, payable semi-annually in arrears on June 30 and December 30 in each year, commencing on the Interest Payment Date so designated with respect to such series of Debentures, at the rate of 7.0% per annum until the principal thereof is due; provided, however, that payments shall only be made on a Business Day as provided in Section 15.08. Interest will be calculated on the Debentures using a 360-day year composed of twelve 30-day months. The Company may, without the consent of the Holders of the Debentures then Outstanding, issue a new series of Debentures on each Issue Date in accordance with Section 2.06. Each such issuance of Debentures shall constitute a separate series of Debentures and bear a different CUSIP number. All series of Debentures shall act together as a single class for purposes of any provisions hereunder relating to voting, amendment, modification, consent and waiver.
     The Company shall not pay interest on interest with respect to any Defaulted Interest, and in no case shall interest accrue on any Defaulted Interest.
     The principal of and interest on the Debentures shall be payable as provided in the form of Debentures set forth in Section 2.02 (such city in which the identified Paying Agent is located being herein called a “Place of Payment”).

     The Debentures shall be senior unsecured obligations of the Company and shall rank pari passu with all of the Company’s other senior unsecured and unsubordinated obligations.
     The Debentures may not be redeemed at the option of the Company prior to the Maturity Date. Holders of the Debentures shall have no right to require the Company to repurchase their Debentures at any time.
     The Debentures shall be convertible as provided in Article 12 (any city in which any Conversion Agent is located being herein called a “Place of Conversion”).
     Section 3.02. Denominations. The Debentures shall be issuable only in registered form, without coupons, in denominations of U.S. $1,000 and integral multiples of U.S. $1,000 in excess thereof.
     Section 3.03. Global Debentures; Non-Global Debentures; Book-entry Provisions.
     (a) Global Debentures
     (i) Each Global Debenture for each series of Debentures authenticated under this Indenture shall be registered in the name of the Depositary designated by the Company for such Global Debenture or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Debenture shall constitute a single Debenture for all purposes of this Indenture. The Company hereby appoints DTC as the Depositary.
     (ii) Except for exchanges of Global Debentures for definitive, non-Global Debentures in accordance with the Applicable Procedures, no Global Debenture may be exchanged in whole or in part for Debentures registered, and no transfer of a Global Debenture in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Debenture or a nominee thereof unless (A) such Depositary (i) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Debenture or (ii) has ceased to be a clearing agency registered as such under the Exchange Act or announces an intention permanently to cease business or does in fact do so or (B) there shall have occurred and be continuing an Event of Default with respect to such Global Debenture. In such event, if a successor Depositary for such Global Debenture is not appointed by the Company within 90 calendar days after the Company receives such notice or becomes aware of such ineligibility, the Company shall execute, and the Trustee, upon receipt of an Officers’ Certificate directing the authentication and delivery of non- Global Debentures, shall authenticate and deliver, non-Global Debentures, in any authorized denominations in an aggregate principal amount equal to the principal amount of such Global Debenture in exchange for such Global Debenture. The Company shall promptly notify the Initial Purchaser if any non-Global Debentures for any series are issued pursuant to this Section 3.03(a)(ii) and the reason giving rise to such issuance.
     (iii) If any Global Debenture is to be exchanged for other Debentures or canceled in whole, it shall be surrendered by or on behalf of the Depositary or its nominee to the Trustee, as Registrar, for exchange or cancellation, as provided in this Article 3. If any Global Debenture is to be exchanged for other Debentures or canceled in part, or if another Debenture is to be exchanged in whole or in part for a beneficial interest in any Global Debenture, in each case, as provided in Article 2 of this Indenture, then either (A) such Global Debenture shall be so surrendered for exchange or cancellation, as provided in this Article 3, or (B) the principal amount thereof shall be reduced or increased by an amount equal to the portion thereof to be so exchanged or canceled, or equal to the principal amount of such other Debenture to be so exchanged for a beneficial interest therein, as the case may be, by means of an appropriate adjustment made on the records of the Trustee, as Registrar, whereupon the Trustee, in accordance with the Applicable Procedures, shall instruct the Depositary or its authorized representative to make a corresponding adjustment to its records. Upon any such surrender or adjustment of a Global Debenture, the Trustee shall, subject to this Article 3, authenticate and deliver any Debentures issuable in exchange for such Global Debenture (or any portion thereof) to or upon the order of, and registered in such names as may be directed by, the Depositary or its authorized representative. The Trustee shall be entitled to receive from the Depositary the names, addresses and tax identification numbers of the Persons in whose name the Debentures are to be registered prior to such authentication and delivery. Upon the request of the Trustee in connection with the occurrence of any of the events specified in the preceding paragraph, the Company shall promptly make available to the Trustee a reasonable supply of Debentures that are not in the form of Global Debentures. The Trustee shall be entitled to rely upon any order, direction or request of the Depositary or its authorized representative which is given or made pursuant to this Article 3 if such order, direction or request is given or made in accordance with the Applicable Procedures (to the extent such procedures are applicable to such direction or request).
     (iv) Every Debenture authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Debenture or any portion thereof, whether pursuant to this Article 3 or otherwise, shall be authenticated and delivered in the form of, and shall be, a registered Global Debenture, unless such Debenture is registered in the name of a Person other than the Depositary for such Global Debenture or a nominee thereof, in which case such Debenture shall be authenticated and delivered in accordance with clause (b) of this Section 3.03.
     (v) The Depositary or its nominee, as registered owner of a Global Debenture, shall be the Holder of such Global Debenture for all purposes under this Indenture and the Debentures, and owners of beneficial interests in a Global Debenture shall hold such interests pursuant to the Applicable Procedures. Accordingly, any such owner’s beneficial interest in a Global Debenture shall be shown only on, and the transfer of such interest shall be effected only through, records maintained by the Depositary or its nominee or its Agent Members and such owners of beneficial interests in a Global Debenture shall not be considered the owners or holders thereof.
     (vi) For the avoidance of doubt, any Global Debenture exchanged in accordance with this Section 3.03(a) shall only be for an Debenture of the same series.
     (vii) None of the Trustee, the Paying Agent or the Debenture Registrar shall have any responsibility or obligation to any beneficial owner in a Global Debenture, an Agent Member or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any Agent Member, with respect to any ownership interest in the Debentures or with respect to the delivery to any Agent Member, beneficial owner or other Person (other than the Depositary) of any notice or the payment of any amount, under or with respect to such Debentures. All notices and communications to be given to the Holders of Debentures and all payments to be made to Holders of Debentures under the Debentures and under this Indenture shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of the Global Debenture). The rights of beneficial owners in the Global Debenture shall be exercised only through the Depositary subject to the Applicable Procedures. The Trustee, the Paying Agent and the Debenture Registrar shall be entitled to rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners. The Trustee, the Paying Agent and the Debenture Registrar shall be entitled to deal with the Depositary, and any nominee thereof, that is the registered Holder of any Global Debenture for all purposes of this Indenture relating to such Global Debenture (including the payment of principal, premium, if any, and interest and additional amounts, if any, and the giving of instructions or directions by or to the owner or Holder of a beneficial ownership interest in such Global Debenture) as the sole Holder of such Global Debenture and shall have no obligations to the beneficial owners thereof. None of the Trustee, the Paying Agent or the Debenture Registrar shall have any responsibility or liability for any acts or omissions of the Depositary with respect to such Global Debenture, for the records of any such Depositary, including records in respect of beneficial ownership interests in respect of any such Global Debenture, for any transactions between the Depositary and any Agent Member or between or among the Depositary, any such Agent Member and/or any Holder or owner of a beneficial interest in such Global Debenture, or for any transfers of beneficial interests in any such Global Debenture.
     Notwithstanding the foregoing, with respect to any Global Debenture, nothing herein shall prevent the Company, the Trustee, or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by any Depositary (or its nominee), as a Holder, with respect to such Global Debenture or shall impair, as between such Depositary and owners of beneficial interests in such Global Debenture, the operation of customary practices governing the exercise of the rights of such Depositary (or its nominee) as Holder of such Global Debenture.
     (b) Non-Global Debentures. Debentures issued upon the events described in Section 3.03(a)(ii) shall be in definitive, fully registered form, without interest coupons.
     Section 3.04. Repurchase and Cancellation. To the extent permitted by law, the Company may repurchase Debentures in open-market purchases or negotiated transactions without giving prior notice to Holders. The Company may surrender any Debentures repurchased by the Company to the Trustee for cancellation in accordance with Section 3.05, and any such Debentures repurchased by the Company shall be deemed to be no longer Outstanding.
     Section 3.05. Cancellation of Debentures Paid, Etc. All Debentures surrendered for the purpose of payment, conversion, exchange or registration of transfer, shall, if surrendered to the Company or any Paying Agent or any Debenture Registrar, be surrendered to the Trustee and promptly canceled by it, or, if surrendered to the Trustee, shall be promptly canceled by it, and no Debentures shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall dispose of canceled Debentures in accordance with its customary procedures and, after such disposal, shall deliver a certificate of such disposal to the Company, at the Company’s written request. If the Company shall acquire any of the Debentures, such acquisition shall not operate as satisfaction of the debt represented by such Debentures unless and until the same are delivered to the Trustee for cancellation.
     Section 3.06. CUSIP Numbers. The Company shall obtain a separate CUSIP, ISIN or other similar number (if then generally in use) for each series of Debentures, and, if so, the Trustee shall use CUSIP numbers in all notices to Holders as a convenience to Holders of the Debentures; provided, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Debentures or on such notice and that reliance may be placed only on the other identification numbers printed on the Debentures. The Company will promptly notify the Trustee and the Initial Purchaser in writing of any change in the CUSIP, ISIN or other similar numbers.
     Section 3.07. Persons Deemed Owners. Prior to due presentment of a Debenture for registration of transfer, the Company, the Trustee, any Paying Agent and any agent of the Company, the Trustee or any Paying Agent may treat the Person in whose name such Debenture is registered as the owner of such Debenture for the purpose of receiving payment of principal of and interest on such Debenture and for all other purposes whatsoever, whether or not such Debenture be overdue, and neither the Company, the Trustee, any Paying Agent nor any agent of the Company, the Trustee or any Paying Agent shall be affected by notice to the contrary.
     Section 3.08. Special Record Date. Any interest on any Debenture that is payable but not punctually paid or duly provided for on any Interest Payment Date (“Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of his, her or its having been such a Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (a) or (b) below:
     (a) The Company may elect to make payment of any Defaulted Interest to Holders in whose names the Debentures are registered at the close of business on a special record date for the payment of such Defaulted Interest (a “Special Record Date”), which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the Defaulted Interest proposed to be paid on each Debenture and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Holders entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 calendar days and not less than 10 calendar days prior to the date of the proposed payment and not less than 10 calendar days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to the Holders of the Debentures at their addresses as they appear in the Debenture Register, not less than 10 calendar days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names the Debentures (or their predecessor Debentures) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

     (b) The Company may make payment of any Defaulted Interest on the Debentures in any other lawful manner not inconsistent with the requirements of any automated quotation system or securities exchange on which the Debentures may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.
ARTICLE 4
Particular Covenants of the Company
     Section 4.01. Payment of Principal and Interest. The Company covenants and agrees that it will cause to be paid the principal of, and accrued and unpaid interest on, each of the Debentures at the places, at the respective times and in the manner provided herein and in the Debentures. Each installment of accrued and unpaid interest on the Debentures due on any Interest Payment Date may be paid by mailing checks for the amount payable to or upon the written order of the Holders entitled thereto as they shall appear on the registry books of the Company, provided that, at the application of such Holder in writing to the Debenture Registrar not later than five Business Days prior to the relevant Interest Payment Date, accrued and unpaid interest on such Holder’s Debentures shall be paid by wire transfer in immediately available funds to such Holder’s account in the United States supplied by such Holder from time to time to the Trustee and Paying Agent (if different from Trustee); provided, further, that payment of accrued and unpaid interest made to the Depositary shall be paid by wire transfer in immediately available funds in accordance with such wire transfer instructions and other procedures provided by the Depositary from time to time.
     Section 4.02. Maintenance of Office or Agency. On and after the Commitment Date, the Company will maintain in New York City, New York an office or agency where the Debentures may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Debentures and this Indenture may be served. The Company will give prompt written notice to the Initial Purchaser and the Trustee of the location, and any change in the location, of such office or agency not designated or appointed by the Trustee. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office or the office or agency of the Trustee in New York City, New York.
     The Company may also from time to time designate one or more other offices or agencies where the Debentures may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in New York City,

New York for such purposes. The Company will give prompt written notice to the Initial Purchaser and the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The term Paying Agent includes any such additional or other offices or agencies, as applicable.
     The Company hereby initially designates the Trustee as the Paying Agent, Conversion Agent, Debenture Registrar and Custodian and the Corporate Trust Office and the office or agency of the Trustee in New York City, New York shall be considered as one such office or agency of the Company for each of the aforesaid purposes.
     So long as the Trustee is the Debenture Registrar, the Trustee agrees to mail, or cause to be mailed, the notices set forth in Section 6.10(a) and the third paragraph of Section 6.11.
     Section 4.03. Appointments to Fill Vacancies in Trustee’s Office. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 6.10, a Trustee, so that there shall at all times be a Trustee hereunder.
     Section 4.04. Provisions as to Paying Agent.
     (a) If the Company shall appoint a Paying Agent other than the Trustee or if the Trustee shall appoint such a Paying Agent, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 4.04:
     (i) that it will hold all sums held by it as such agent for the payment of the principal of, and accrued and unpaid interest on, the Debentures (whether such sums have been paid to it by the Company) in trust for the benefit of the Holders of the Debentures;
     (ii) that it will give the Trustee notice of any failure by the Company to make any payment of the principal of, and accrued and unpaid interest on, the Debentures when the same shall be due and payable; and
     (iii) that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.
     The Company shall, on or before each due date of the principal of, or accrued and unpaid interest on the Debentures, deposit with the Paying Agent a sum sufficient to pay such principal or accrued and unpaid interest and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee in writing of any failure to take such action, provided that if such deposit is made on the due date, such deposit must be received by the Paying Agent by 11:00 a. m., New York City time, on such date.
     (b) If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal of and accrued and unpaid interest on the Debentures, set aside, segregate and hold in trust for the benefit of the Holders of the Debentures a sum sufficient to pay such principal and accrued and unpaid interest so becoming due and will notify the Trustee in writing of any failure to take such action and of any failure by the Company to make any payment of the principal of and accrued and unpaid interest on the Debentures, when the same shall become due and payable.
     (c) Anything in this Section 4.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Company or any Paying Agent hereunder as required by this Section 4.04, such sums to be held by the Trustee upon the trusts herein contained and upon such payment by the Company or any Paying Agent to the Trustee, the Company or such Paying Agent shall be released from all further liability with respect to such sums.
     Section 4.05. Existence. On and after the Commitment Date, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence, or, following any transaction described in Section 10.01, the legal existence of the resulting, surviving or transferee Person in accordance with Section 10.02.
     Section 4.06. Reports to Holders.
     (a) On and after the Commitment Date, the Company shall deliver to the Trustee within fifteen (15) days after the date on which the Company is required to file the same (after giving effect to all applicable grace periods pursuant to Rule 12b-25 under the Exchange Act) with the SEC pursuant to its rules and regulations, copies of all quarterly and annual reports and of the information, documents and other reports, if any, which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act.
     (b) If at any time on and after the Commitment Date the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall provide the Trustee with annual and quarterly reports containing substantially the same information as would have been required to be filed with the SEC had the Company continued to have been subject to such reporting requirements. In such event, such annual and quarterly reports shall be provided at the times the Company would have been required to provide reports had it continued to have been subject to such reporting requirements.

     (c) Delivery of such reports, information and documents to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely exclusively on an Officers’ Certificate).
     (d) Documents filed by the Company with the SEC via the EDGAR system will be deemed filed with the Trustee as of the time such documents are filed via EDGAR.
     (e) On and after the Commitment Date, upon receipt of the written request of any Holder, the Company shall furnish to such Holder a written statement as to its compliance with the reporting requirements of Rule 144 under the Securities Act; a copy of its most recent annual report on Form 10-K or quarterly report on Form 10-Q, as the case may be; and such other reports as such Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell the Debentures or the Common Stock issued upon conversion of the Debentures without registration under the Securities Act.
     Section 4.07. Compliance Certificate; Statements as to Defaults. On and after the Commitment Date, the Company shall deliver to the Initial Purchaser and the Trustee within 120 calendar days after the end of each fiscal year of the Company (beginning with the fiscal year ending on December 31, 2009) an Officers’ Certificate stating whether or not the signer thereof has knowledge of any failure by the Company to comply with all conditions and covenants then required to be performed under this Indenture and, if so, specifying each such failure and the nature thereof.
     In addition, on and after the Commitment Date, the Company shall deliver to the Trustee and the Initial Purchaser, as soon as possible and in any event within 10 days after the Company becomes aware of the occurrence of any Event of Default or Default, an Officers’ Certificate setting forth the details of such Event of Default or Default, its status and the action which the Company proposes to take with respect thereto.
     Any notice required to be given under this Section 4.07 shall be delivered to the Trustee at its Corporate Trust Office and to the Initial Purchaser in accordance with Section 1.03.
     Section 4.08. Further Instruments and Acts. Upon request of the Trustee or as necessary, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

ARTICLE 5
Remedies
     Section 5.01. Events of Default.
     "Event of Default,” wherever used herein, means on and after the Commitment Date, any one of the following events with respect to the Debentures (whatever the reason for such Event of Default or whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):
     (a) default in the payment of any interest on any Debenture when such interest becomes due and payable, and continuance of such default for a period of 30 days; or
     (b) default in the payment of principal of any Debenture, when such principal becomes due and payable at Maturity; or
     (c) default by the Company or any of its Subsidiaries under any instrument or instruments evidencing Indebtedness (other than the Debentures) having an outstanding principal amount exceeding $50.0 million (or its equivalent in any other currency or currencies) that has caused the holders thereof to declare such Indebtedness to be due and payable prior to its stated maturity; or
     (d) default by the Company or any of its Subsidiaries in the payment of any Indebtedness (other than in respect of Swap Contracts) for money borrowed by the Company or any of its Subsidiaries, as applicable, in an aggregate principal amount exceeding $50.0 million (or its equivalent in any other currency or currencies) when such Indebtedness becomes due and payable at final maturity; or
     (e) a final judgment for a payment exceeding $50.0 million (excluding any amounts covered by insurance) is rendered against the Company or any of its Subsidiaries, which judgment is not vacated, discharged or stayed within 30 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished; or
     (f) default in the performance, or breach, of any covenant or agreement of the Company in respect of the Debentures contained in this Indenture or the Debentures (other than a covenant or agreement a default in the performance or the breach of which is elsewhere in this Section 5.01 specifically dealt with), and continuance of such default or breach for a period of 60 days (or (i) solely in the case of the covenant set forth in Section 4.06 and if applicable, the covenant set forth in Section 314(a) of the Trust Indenture Act, 120 days, and (ii) solely in the case of the Company’s failure to comply with its obligation to convert Debentures in accordance with the Indenture upon conversion of any Debentures or perform the covenants set forth under Article 12, 30 days) after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Debentures (acting together as a single class), a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or
     (g) a Change of Control occurs if, not later than 90 days following the occurrence of such Change of Control (or with respect to any Change of Control that occurs prior to the Issue Date of the first series of Debentures, 90 days following the Issue Date of such first series of Debentures), there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 10% in aggregate principal amount of the Outstanding Debentures (acting together as a single class), a written notice declaring such Change of Control an Event of Default; or
     (h)
     (i) Any involuntary Insolvency Proceeding is commenced or filed against the Company or any of its Significant Subsidiaries, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of the Company’s or any Significant Subsidiary’s properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; or
     (ii) the Company or any of its Significant Subsidiaries admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or
     (iii) the Company or any of its Significant Subsidiaries acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business; or
     (iv) any of the Company’s Significant Subsidiaries shall become subject to any conservation, rehabilitation or liquidation order, directive or mandate issued by any Governmental Authority; or
     (i) the Company or any of its Significant Subsidiaries (i) ceases or fails to be solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; (iv) applies for or consents to the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or for a substantial part of its assets, or (v) takes any action to effectuate or authorize any of the foregoing.
     Section 5.02. Acceleration of Maturity; Rescission and Annulment.
     If an Event of Default with respect to Debentures at the time Outstanding (other than an Event of Default specified in clause (h) or (i) of Section 5.01) occurs and is continuing, then the Trustee or the Holders of more than 50% in aggregate principal amount of the Outstanding Debentures (acting together as a single class) may declare the principal of all Outstanding Debentures and all accrued and unpaid interest on such Debentures, to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders), and upon any such declaration such principal and accrued and unpaid interest, if any, shall become immediately due and payable; provided, that, if the Trustee or the Holders of more than 50% in aggregate principal amount of the Outstanding Debentures (acting together as a single class) accelerates the maturity of the Outstanding Debentures in connection with an Event of Default specified in Section 5.01(g), such acceleration will be effective on the later of (i) if applicable, the tenth Trading Day immediately following the occurrence of such Change of Control that also constitutes a Make Whole Adjustment Event (or with respect to any Change of Control that also constitutes a Make Whole Adjustment Event that occurs prior to the Issue Date of the first series of Debentures, the tenth Trading Day immediately following the Issue Date of such first series of Debentures) and (ii) the date the Trustee or such Holders deliver such declaration of acceleration to the Company. In connection with an acceleration pursuant to Section 5.01(g), the Company or the Trustee (as directed by the Company) shall provide written notice of such acceleration to all Holders and the Initial Purchaser no later than one Business Day following the receipt by the Company of the declaration of acceleration from the Trustee or the Holders of more than 50% in aggregate principal amount of the Outstanding Debentures (acting together as a single class).
     If an Event of Default specified in clause (h) or (i) of Section 5.01 occurs, all unpaid principal of and accrued and unpaid interest on the Outstanding Debentures shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of any Debenture.
     At any time after a declaration of acceleration with respect to the Debentures has been made but before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, if all Events of Default with respect to the Debentures have been cured (other than the nonpayment of principal of the Debentures which has become due solely by reason of the declaration of acceleration), the Holders of a majority in aggregate principal amount of the Outstanding Debentures (acting together as a single class), by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences. Any such rescission and annulment shall be binding on Holders of any series of Debentures issued after the date such notice is delivered to the Company and the Trustee.
     No such rescission shall affect any subsequent Default or impair any right consequent thereon.
     Section 5.03. Unconditional Right of Holders to Receive Principal and Interest and to Convert their Debentures. Notwithstanding any other provision in this Indenture, the Holder of any Debenture shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest on such Debenture on the Maturity Date, and to convert such Debenture in accordance with Article 12, and to institute suit for the enforcement of any such payment and right to convert, and such rights shall not be impaired without the consent of such Holder.
     Section 5.04. Waiver of Past Defaults. The Holders of a majority in principal amount of the Outstanding Debentures (acting together as a single class) may on behalf of the Holders of all of the Debentures, including any series of Debentures issued thereafter, waive any past Default or Event of Default hereunder and its consequences, except a Default or Event of Default (A) in the uncured payment of the principal of or interest on any Debenture or the uncured failure to deliver shares of Common Stock or Reference Property due upon conversion of any Debenture, or (B) in respect of a covenant or provision hereof which under Article 8 cannot be modified or amended without the consent of the Holder of each Outstanding Debenture affected (which nonetheless may be waived by the Holders affected thereby).
     Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.
     Section 5.05. Waiver of Stay, Usury or Extension Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, usury or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it shall not hinder, delay or impede by reason of such law the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.
     Section 5.06. Conditions to Enforcement. Except to enforce the right to receive payment of principal and interest when due or to receive shares of Common Stock or Reference Property, as the case may be, due to it upon conversion, no Holder may pursue any remedy with respect to this Indenture or the Debentures unless:
     (a) such Holder has previously given the Trustee written notice that an Event of Default is continuing;
     (b) Holders of at least 25% principal amount of the Outstanding Debentures (acting together as a single class) have made a written request of the Trustee to pursue the remedy;
     (c) such Holders have offered the Trustee security or indemnity reasonably satisfactory to it against any loss, liability or expense;
     (d) the Trustee has not complied with such request within 10 days after the receipt of the request and the offer of security or indemnity; and
     (e) the Holders of a majority principal amount of the Outstanding Debentures (acting together as a single class) have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 10-day period.
     Notwithstanding the foregoing, if an Event of Default specified under Section 5.01(g) occurs and is continuing with respect to the Debentures, Holders may pursue the remedy described in the first paragraph of Section 5.02.
     Section 5.07. Control by Holders. The Holders of a majority in principal amount of the Outstanding Debentures (acting together as a single class) may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee hereunder, or of exercising any trust or power hereby conferred upon the Trustee with respect to the Debentures; provided, however, that, subject to the provisions of Section 6.01, the Trustee shall have the right to decline to follow any such direction if the Trustee being advised by counsel determines that the action so directed may not lawfully be taken or would be unduly prejudicial to Holders not joining in such direction or would involve the Trustee in personal liability.
     Section 5.08. Notice of Change of Control. The Company shall notify each of the Holders, the Initial Purchaser and the Trustee of the occurrence of Change of Control within 10 days after the Company has knowledge of such event or transaction, such notice to include a description of the transaction or transactions that constitute the Change of Control. In addition, the Company shall simultaneously issue a press release containing the information in the previous sentence and make such press release available on the Company’s website.
     Section 5.09. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided, that neither this Section nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Company or in any suit for the enforcement of the right to convert any Debenture in accordance with Article 12.
     Section 5.10. Collection of Indebtedness and Suits for Enforcement by Trustee.
     The Company covenants that if:
     (a) default is made in the payment of any interest on any Debenture when such interest becomes due and payable and such default continues for a period of 30 days, or
     (b) default is made in the payment of the principal of any Debenture at the Maturity thereof, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Debentures, the whole amount then due and payable on such Debentures for principal and interest, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
     If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.
     Section 5.11. Trustee May File Proofs of Claim.
     In case of any judicial proceeding relative to the Company (or any other obligor upon the Debentures), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the

Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.06.
     No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Debentures or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
ARTICLE 6
Concerning the Trustee
     Section 6.01. Duties and Responsibilities of Trustee. The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default has occurred (which has not been cured or waived and is known to a Responsible Officer of the Trustee) the Trustee shall (a) mail to each Holder and the Initial Purchaser notice of the Event of Default within 10 days after it receives notice thereof from the Company; provided, that the Trustee may withhold notice (except in respect of an Event of Default under Sections 5.01(a) and (b)) if and so long as a committee of Responsible Officers of the Trustee in good faith determines that withholding notice is in the interests of the Holders, and (b) exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs; provided, that if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security reasonably satisfactory to it against loss, liability or expense.
     No provision of this Indenture shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, except that:
     (a) prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred:
     (i) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture and, after it has been qualified thereunder, the Trust Indenture Act, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture and the Trust Indenture Act against the Trustee; and
     (ii) in the absence of bad faith and willful misconduct on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts, statements, opinions or conclusions stated therein);
     (b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless it shall be proved that the Trustee was grossly negligent in ascertaining the pertinent facts;
     (c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority in principal amount of all series of Debentures then Outstanding (acting together as a single class) determined as provided herein, relating to time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;
     (d) whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section;
     (e) the Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company or any Paying Agent or any records maintained by any co-registrar with respect to the Debentures;
     (f) if any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred, unless such Responsible Officer of the Trustee had actual knowledge of such event;
     (g) in the absence of written investment direction from the Company, all cash received by the Trustee shall be placed in a non-interest bearing trust account. In no event shall the Trustee be liable for the selection of investments or for investment losses incurred thereon or for losses incurred as a result of the liquidation of any such investment prior to its stated maturity or the failure of the party directing such investment to provide timely written investment direction, and the Trustee shall have no obligation to invest or reinvest any amounts held hereunder in the absence of such written investment direction from the Company; and
     (h) in the event that the Trustee is also acting as Custodian, Debenture Registrar, Paying Agent or transfer agent hereunder, the rights, privileges, protections, immunities and benefits afforded to the Trustee pursuant to this Article 6, including, without limitation, its right to be indemnified, shall also be afforded to such Custodian, Debenture Registrar, Paying Agent or Transfer Agent.
     None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers.
     Section 6.02. Reliance on Documents, Opinions, Etc. Except as otherwise provided in Section 6.01:
     (a) the Trustee may conclusively rely and shall be fully protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon, other evidence of indebtedness or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;
     (b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers’ Certificate or Company Order (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;
     (c) the Trustee may consult with counsel and require an Opinion of Counsel and any advice of such counsel or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;
     (d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby;
     (e) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole expense of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;
     (f) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians, nominees or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent, custodian, nominee or attorney appointed by it with due care hereunder;
     (g) the permissive rights of the Trustee enumerated herein shall not be construed as duties;
     (h) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon Officers’ Certificates or Opinions of Counsel furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such Certificates or Opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts, statements, opinions or conclusions stated therein);
     (i) the Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers’ authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign Officers’ Certificates, including any person specified as so authorized in any such certificate previously delivered and not superseded;
     (j) notwithstanding anything in this Indenture to the contrary, in no event shall the Trustee be liable for any special, indirect, punitive, consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;
     (k) the Trustee shall not be deemed to have notice or be charged with knowledge of any Default or Event of Default with respect to the Debentures, unless written notice of such Default or Event of Default shall have been given to a Responsible Officer of the Trustee by the Company or by any Holder of the Debentures at the Corporate Trust Office of the Trustee, and such notice references the Debentures and this Indenture;

     (l) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and believed by it to be authorized or within the discretion or right or powers conferred upon it by this Indenture; and
     (m) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.
     Section 6.03. No Responsibility for Recitals, Etc. The recitals contained herein and in the Debentures (except in the Trustee’s certificate of authentication) shall be taken as the statements of the Company, and the Trustee or any Authenticating Agent assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Debentures. The Trustee or any Authenticating Agent shall not be accountable for the use or application by the Company of any Debentures or the proceeds of any Debentures authenticated and delivered by the Trustee in conformity with the provisions of this Indenture or the proceeds thereof. The Trustee shall not be responsible or liable for any loss suffered in connection with any investment of funds made by it in accordance with this Indenture or at the direction of the Company. Except for information provided by the Trustee concerning the Trustee, the Trustee shall have no responsibility for any information in any offering memorandum, prospectus or other disclosure material distributed with respect to the Debentures.
     Section 6.04. Trustee, Paying Agents or Registrar May Own Debentures. The Trustee, any Authenticating Agent, any Paying Agent, any Debenture Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Debentures with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Debenture Registrar or such other agent.
     Section 6.05. Monies to be Held in Trust. All monies received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as may be agreed from time to time by the Company and the Trustee.
     Section 6.06. Compensation and Expenses of Trustee. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as mutually agreed to in writing between the Trustee and the Company, and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances reasonably incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its gross negligence or willful misconduct. The Company also covenants to indemnify the Trustee or any predecessor Trustee in any capacity under this Indenture and any other document or transaction entered into in connection herewith and its officers, directors, agents, employees and any authenticating agent for, and to hold them harmless against, any loss, liability, claim, damage or expense, including taxes (other than taxes based upon, measured by or determined by income of the Trustee) incurred without gross negligence or willful misconduct on the part of the Trustee, its officers, directors, agents or employees, or such agent or authenticating agent, as the case may be, and arising out of or in connection with the acceptance or administration of this trust or in any other capacity hereunder, including the costs and expenses of defending themselves against any claim (whether asserted by the Company, or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, or in connection with enforcing the provisions of this Section. The obligations of the Company under this Section 6.06 to compensate or indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall be secured by a lien prior to that of the Debentures upon all property and funds held or collected by the Trustee as such, except funds held in trust herewith for the benefit of the holders of particular Debentures prior to the date of the accrual of such unpaid compensation or identifiable claim. The Trustee’s right to receive payment of any amounts due under this Section 6.06 shall not be subordinate to any other liability or debt of the Company. The obligation of the Company under this Section 6.06 shall survive the satisfaction and discharge of this Indenture and the earlier resignation or removal or the Trustee. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. The indemnification provided in this Section 6.06 shall extend to the officers, directors, agents and employees of the Trustee.
     In addition to, but without prejudice to its other rights under this Indenture, when the Trustee and its agents and any authenticating agent incur expenses or render services after an Event of Default specified in Section 5.01(h) and Section 5.01(i) with respect to the Company occurs, the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or other similar law.
     “Trustee” for purposes of this Section 6.06 shall include any predecessor Trustee; provided, however, that the negligence, willful misconduct or bad faith of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.
     Section 6.07. Officers’ Certificate as Evidence. Except as otherwise provided in Section 7.01, whenever in the administration of the provisions of this

Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of gross negligence, willful misconduct, recklessness and bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers’ Certificate delivered to the Trustee, and such Officers’ Certificate, in the absence of gross negligence, willful misconduct, recklessness and bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken or omitted by it under the provisions of this Indenture upon the faith thereof.
     Section 6.08. Conflicting Interests of Trustee. If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.
     Section 6.09. Eligibility of Trustee. There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.
     Section 6.10. Resignation or Removal of Trustee.
     (a) The Trustee may at any time resign by giving written notice of such resignation to the Company and by mailing notice thereof to the Initial Purchaser and the Holders at their addresses as they shall appear on the Debenture Register. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment sixty (60) days after the mailing of such notice of resignation to the Initial Purchaser and the Holders, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee, or the Initial Purchaser or any Holder who has been a bona fide Holder of a Debenture or Debentures for at least six months may on behalf of itself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.
     (b) In case at any time any of the following shall occur:

     (i) the Trustee shall fail to comply with Section 6.08 within a reasonable time after written request therefor by the Company, the Initial Purchaser or by any Holder who has been a bona fide Holder of a Debenture or Debentures for at least six (6) months; or
     (ii) the Trustee shall cease to be eligible in accordance with the provisions of Section 6.09 and shall fail to resign after written request therefor by the Company or by any such Holder; or
     (iii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the Company may by a Board Resolution remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, the Initial Purchaser or any Holder who has been a bona fide Holder of a Debenture or Debentures for at least six (6) months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.
     (c) The Holders of a majority in aggregate principal amount of the Outstanding Debentures (acting together as a single class) may at any time remove the Trustee and nominate a successor trustee which shall be deemed appointed as successor trustee unless within ten (10) days after notice to the Company of such nomination the Company objects thereto, in which case the Trustee so removed or any Holder, upon the terms and conditions and otherwise as in Section 6.10(a) provided, may petition any court of competent jurisdiction for an appointment of a successor trustee.
     (d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 6.10 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 6.11.
     Section 6.11. Acceptance by Successor Trustee. Any successor trustee appointed as provided in Section 6.10 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of Section 6.06, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a lien upon all property and funds held or collected by such trustee as such, except for funds held in trust for the benefit of Holders of particular Debentures, to secure any amounts then due it pursuant to the provisions of Section 6.06.
     No successor trustee shall accept appointment as provided in this Section 6.11 unless at the time of such acceptance such successor trustee shall be qualified under the provisions of Section 6.08 and be eligible under the provisions of Section 6.09.
     Upon acceptance of appointment by a successor trustee as provided in this Section 6.11, each of the Company and the successor trustee, at the written direction and at the expense of the Company shall mail or cause to be mailed notice of the succession of such trustee hereunder to the Holders at their addresses as they shall appear on the Debenture Register. If the Company fails to mail such notice within ten (10) days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.
     Section 6.12. Succession by Merger, Etc. Any corporation or other entity into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee (including the administration of this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that in the case of any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee such corporation or other entity shall be qualified under the provisions of Section 6.08 and eligible under the provisions of Section 6.09.
     In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Debentures shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee or authenticating agent appointed by such predecessor trustee, and deliver such Debentures so authenticated, and in case at that time any of the Debentures shall not have been authenticated, any successor to the Trustee or an authenticating agent appointed by such successor trustee may authenticate such Debentures either in the name of any predecessor trustee hereunder or in the name of the successor trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Debentures or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Debentures in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.
     Section 6.13. Limitation on Rights of Trustee as Creditor. If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Debentures), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of the claims against the Company (or any such other obligor).
     Section 6.14. Trustee’s Application for Instructions from the Company. Any application by the Trustee for written instructions from the Company (other than with regard to any action proposed to be taken or omitted to be taken by the Trustee that affects the rights of the Holders of the Debentures under this Indenture) may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three (3) Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to any earlier date), unless, prior to taking any such action (or the effective date in the case of any omission), the Trustee shall have received written instructions from the Company in response to such proposal specifying the action to be taken or omitted.
ARTICLE 7
Concerning the Holders
     Section 7.01. Action By Holders. Whenever in this Indenture it is provided that the Holders of a specified percentage in aggregate principal amount of the Debentures may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action (an “Act”)), (i) such specified percentage relates to the aggregate principal amount of all series of Debentures then Outstanding (acting together as a single class) and (ii) the fact that at the time of taking any Act, the Holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Holders in person or by agent or proxy appointed in writing, or (b) by the record of the Holders voting in favor thereof at any meeting of Holders duly called and held in accordance with the provisions of Article 7, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Holders and, except as herein otherwise expressly provided, an Act shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section. Whenever the Company or the Trustee solicits the taking of any Act by the Holders of the Debentures, the Company or the Trustee may fix, but shall not be required to, in advance of such solicitation, a date as the record date for determining Holders entitled to take such Act. The record date if one is selected shall be not more than fifteen (15) days prior to the date of commencement of solicitation of such action. Any request, demand, authorization, direction, notice consent, waiver or other action by a Holder of any Debenture shall bind every future Holder of the same Debenture and the Holders of any series of Debentures issued thereafter, and the Holder of every Debenture issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted, or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Debenture.
     Section 7.02. Proof of Execution by Holders. Subject to Section 11.05, proof of the execution of any instrument by a Holder or his agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Debentures shall be proved by the Debenture Register or by a certificate of the Debenture Registrar. The record of any Holders’ meeting shall be proved in the manner provided in Section 11.06.
     Section 7.03. Revocation of Consents; Future Holders Bound. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 7.01, of the taking of any action by the Holders of the percentage in aggregate principal amount of the Debentures specified in this Indenture in connection with such action, any Holder of a Debenture that is shown by the evidence to be included in the Debentures the Holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 7.02, revoke such action so far as concerns such Debenture.
ARTICLE 8
Supplemental Indentures
     Section 8.01. Supplemental Indentures Without Consent of Holders of Debentures.

     On and after the Commitment Date, without the consent of any Holders of Debentures, the Company, when authorized by a Board Resolution, and the Trustee, upon receipt of a Company Order, at any time and from time to time, may waive any provision of this Indenture or enter into one or more indentures supplemental hereto for any of the following purposes (provided that any such amendment or supplement shall apply to all series of Debentures (whether or not Outstanding)):
     (a) to cure any inconsistency under this Indenture which shall not adversely affect the interests of the Holders of Debentures; or
     (b) to provide for the assumption of the Company’s obligations under this Indenture by a successor Person upon any merger, consolidation or asset transfer by the Company permitted under this Indenture; or
     (c) to secure the Debentures; or
     (d) to add guarantees with respect to the Debentures; or;
     (e) to comply with any requirement in connection with the qualification of this Indenture under the Trust Indenture Act; or
     (f) to add to the covenants of the Company for the benefit of the Holders of Debentures or to surrender any right or power herein conferred upon the Company; or
     (g) to add any additional Events of Default with respect to the Debentures; or
     (h) to provide for uncertificated Debentures in addition to or in the place of certificated Debentures; or
     (i) to make any change that benefits the Holders of Debentures; or
     (j) to conform any provision contained herein, in any supplemental indenture or in any Debenture to the description provided in the Offering Memorandum; or
     (k) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Debentures in accordance with the provisions of this Indenture.
     Upon receipt of a Company Order, accompanied by a Board Resolution authorizing the execution of any such supplemental indenture, the Trustee shall join with the Company in the execution of any supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained.

     Section 8.02. Supplemental Indentures with Consent of Holders of Debentures.
     After the Issue Date of the first series of Debentures, with the written consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Debentures (acting together as a single class), by Act of said Holders delivered to the Company and the Trustee, the Company (when authorized by or pursuant to a Company’s Board Resolution) and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Debentures under this Indenture or under the Debentures; provided, however, that no such supplemental indenture, without the consent of the Holder of each Outstanding Debenture affected thereby, shall:
     (a) make any change in the percentage in aggregate principal amount of the Outstanding Debentures, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or reduce the requirements of this Section 8.02 for voting; or
     (b) reduce the rate of interest or change the stated time for payment of interest on any Debenture; or
     (c) reduce the principal amount of any Debenture or change its Maturity Date; or
     (d) change the currency in which any payments with respect to any Debenture are payable; or
     (e) impair the Holder’s right to institute suit for the enforcement of any payment on the Debentures; or
     (f) waive a continuing Default or Event of Default regarding any payment on the Debentures; or
     (g) make any change that adversely affects the conversion rights or conversion terms of the Debentures.
     For the avoidance of doubt, the only consent required to approve any of the foregoing changes pursuant to clauses (a) through (g) is the consent of the Holder of each Outstanding Debenture affected thereby; the consent of the Holders of a majority in aggregate principal amount of Outstanding Debentures (acting together as a single class) is not additionally required.

     It shall not be necessary for any Act of Holders of Debentures under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.
     Section 8.03. Effect of Supplemental Indentures. Any supplemental indenture executed pursuant to the provisions of this Article 8 shall comply with the Trust Indenture Act, as then in effect, provided that this Section 8.03 shall not require such supplemental indenture or the Trustee to be qualified under the Trust Indenture Act prior to the time such qualification is in fact required under the terms of the Trust Indenture Act, nor shall it constitute any admission or acknowledgment by any party to such supplemental indenture that any such qualification is required prior to the time such qualification is in fact required under the terms of the Trust Indenture Act. Upon the execution of any supplemental indenture pursuant to the provisions of this Article 8, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the Holders, including Holders of any series of Debentures issued after the date of such supplemental indenture, shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.
     Section 8.04. Notation on Debentures. Debentures authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article 8 may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company or the Trustee shall so determine, new Debentures so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may, at the Company’s expense, be prepared and executed by the Company, authenticated by the Trustee (or an authenticating agent duly appointed by the Trustee pursuant to Section 15.11) and delivered in exchange for the Debentures then Outstanding, upon surrender of such Debentures then Outstanding.
     Section 8.05. Evidence of Compliance of Supplemental Indenture to be Furnished to the Trustee.
     In addition to the documents required by Section 15.07, the Trustee shall receive an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article 8.
     Section 8.06. Notice of Supplemental Indenture.
     Upon the effectiveness of a supplemental indenture entered into under Section 8.01 or Section 8.02, the Company shall mail to each Holder and the

Initial Purchaser a notice briefly describing the amendment; provided, however, that the failure to give such notice with respect to any such amendment not requiring the consent of all Holders, or any defect therein, shall not impair or affect the validity of such amendment.
ARTICLE 9
Holders Lists and Reports by Trustee and Company
     Section 9.01. List of Holders. On and after the Commitment Date, the Company covenants and agrees that it will furnish or cause to be furnished to the Trustee and the Initial Purchaser, semi-annually, not more than fifteen (15) days after each June 30 and December 31 in each year beginning with December 31, 2009, and at such other times as the Trustee may request in writing, within thirty (30) days after receipt by the Company of any such request (or such lesser time as the Trustee may reasonably request in order to enable it to timely provide any notice to be provided by it hereunder), a list in such form as the Trustee may reasonably require of the names and addresses of the Holders as of a date not more than fifteen (15) days (or such other date as the Trustee may reasonably request in order to so provide any such notices) prior to the time such information is furnished, except that no such list need be furnished so long as the Trustee is acting as Debenture Registrar.
     Section 9.02. Preservation of Information.
     (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee and the names and addresses of Holders received by the Trustee in its capacity as Registrar. The Trustee may destroy any list, if any, furnished to it upon receipt of a new list so furnished.
     (b) The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Debentures, and the corresponding rights, and duties of the Trustee, shall be as provided by the Trust Indenture Act.
     (c) Every Holder of Debentures, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.
     Section 9.03. Reports by Trustee. Within 60 days after each May 15 beginning with the May 15 following the Commitment Date, the Trustee shall transmit to Holders and the Initial Purchaser such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.

ARTICLE 10
Consolidation, Merger, Sale, Conveyance and Lease
     Section 10.01. Company May Consolidate, Etc. on Certain Terms.
     On and after the Commitment Date, and subject to the provisions of Section 10.02, the Company shall not (i) consolidate with or merge with or into any Person or sell, convey, transfer or lease its consolidated assets and properties substantially as an entirety, to any other Person in any one transaction or a series of related transactions; or (ii) permit any Person to consolidate with or merge into the Company, unless:
     (a) if the Company is not the surviving Person (such Person, the “Successor Company”), then the Successor Company formed by such consolidation or into which the Company is merged or the Person to which the Company’s properties and assets are so sold, conveyed, leased or transferred shall be a corporation or limited liability company organized and existing under the laws of the United States of America, any State thereof or the District of Columbia; provided that the Successor Company shall execute and deliver to the Trustee a supplemental indenture expressly assuming all of the Company’s obligations with respect to the Debentures, including, among other things, the payment when due of the principal of and interest on the Debentures and the performance of each of the Company’s other covenants under the Indenture; and
     (b) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing under this Indenture.
     Upon any such consolidation, merger, sale, conveyance, transfer or lease, the Successor Company shall succeed to, and may exercise every right and power of, the Company under this Indenture.
     Section 10.02. Successor Corporation to be Substituted. In case of any such consolidation, merger, sale, conveyance, transfer or lease and upon the assumption by the Successor Company, by supplemental indenture, executed and delivered to the Trustee (with a copy to the Initial Purchaser) and satisfactory in form to the Trustee, of the due and punctual payment of the principal of and accrued and unpaid interest on all of the Debentures, the due and punctual settlement of the conversion of the Debentures and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Company, such Successor Company shall succeed to and be substituted for the Company and, except in the case of a lease of all or substantially all of the Company’s consolidated assets, the Company shall be released from those obligations, with the same effect as if it had been named herein as the party of the first part. Such Successor Company thereupon may cause to be signed, and may issue either in its own name or in the name of the Company any or all of the Debentures issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such Successor Company instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Debentures which previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Debentures which such Successor Company thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Debentures so issued shall in all respects have the same legal rank and benefit under this Indenture as the Debentures theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Debentures had been issued at the date of the execution hereof. In the event of any such consolidation, merger, sale, conveyance or transfer, the Person named as the “Company” in the first paragraph of this Indenture or any successor which shall thereafter have become such in the manner prescribed in this Article 10 may be dissolved, wound up and liquidated at any time thereafter and such Person shall be released from its liabilities as obligor and maker of the Debentures and from its obligations under this Indenture.
     In case of any such consolidation, merger, sale, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Debentures thereafter to be issued as may be appropriate.
     Section 10.03. Officers’ Certificate and Opinion of Counsel to be Given Trustee. No merger, consolidation, sale, conveyance, transfer or lease shall be effective unless the Trustee shall receive an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, conveyance, transfer or lease and any such assumption complies with the provisions of this Article 10.
ARTICLE 11
Holders’ Meetings
     Section 11.01. Purpose of Meetings. A meeting of Holders of all series of Debentures then Outstanding may be called at any time and from time to time pursuant to the provisions of this Article 11 for any of the following purposes:
     (a) to give any notice to the Company or to the Trustee or to give any directions to the Trustee permitted under this Indenture, or to consent to the waiving of any Default or Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Holders pursuant to any of the provisions of Article 5;
     (b) to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article 6;
     (c) to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Article 8; or

     (d) to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Debentures under any other provision of this Indenture or under applicable law.
     Section 11.02. Call of Meetings by Trustee. The Trustee may at any time call a meeting of Holders to take any action specified in Section 11.01, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of the Holders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting and the establishment of any record date pursuant to Section 7.01, shall be mailed to Holders of such Debentures at their addresses as they shall appear on the Debenture Register. Such notice shall also be mailed to the Company and the Initial Purchaser. Such notices shall be mailed not less than twenty (20) nor more than ninety (90) days prior to the date fixed for the meeting.
     Any meeting of Holders shall be valid without notice if the Holders of all Outstanding Debentures are present in person or by proxy or if notice is waived before or after the meeting by the Holders of all Outstanding Debentures, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.
     Section 11.03. Call of Meetings by Company or Holders. In case at any time the Company, pursuant to a resolution of its Board of Directors, or the Holders of at least 10% in aggregate principal amount of the Debentures then Outstanding (acting together as a single class), shall have requested the Trustee to call a meeting of Holders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within twenty (20) days after receipt of such request, then the Company or such Holders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 11.01, by mailing notice thereof as provided in Section 11.02.
     Section 11.04. Qualifications for Voting. To be entitled to vote at any meeting of Holders a Person shall (a) be a Holder of one or more Debentures on the record date pertaining to such meeting or (b) be a Person appointed by an instrument in writing as proxy by a Holder of one or more Debentures. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.
     Section 11.05. Regulations. Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders, in regard to proof of the holding of Debentures and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.
     The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders as provided in Section 11.03, in which case the Company or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in principal amount of the Debentures represented at the meeting and entitled to vote at the meeting.
     At any meeting of Holders, each Holder or proxyholder shall be entitled to one vote for each $1,000 principal amount of Debentures held or represented by it; provided, however, that no vote shall be cast or counted at any meeting in respect of any Debenture challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Debentures held by it or instruments in writing as aforesaid duly designating it as the proxy to vote on behalf of other Holders. Any meeting of Holders duly called pursuant to the provisions of Section 11.02 or Section 11.03 may be adjourned from time to time by the Holders of a majority of the aggregate principal amount of Debentures represented at the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.
     Section 11.06. Voting. The vote upon any resolution submitted to any meeting of Holders shall be by written ballot on which shall be subscribed the signatures of the Holders or of their representatives by proxy and the principal amount of the Debentures held or represented by them. Holders of all series of Outstanding Debentures shall vote together as a single class. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 11.02. The record shall show the principal amount of the Debentures voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.
     Any record so signed and verified shall be conclusive evidence of the matters therein stated absent manifest error or fraud.

     Section 11.07. No Delay of Rights by Meeting. Nothing contained in this Section 11 shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders under any of the provisions of this Indenture or of the Debentures.
ARTICLE 12
Conversion of Debentures
     Section 12.01. Conversion Privilege and Conversion Rate.
     (a) Except in circumstances where there is a Conversion Blocker in effect with respect to those Debentures, upon compliance with the provisions of this Article 12, a Holder shall have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple thereof) of such Debenture (i) in connection with a Make Whole Adjustment Event or (ii) at any time from, and including, the Conversion Commencement Date to, and including, the close of business on the Business Day immediately preceding the Maturity Date, at a rate (the “Conversion Rate”) of 182.1494 shares of Common Stock (subject to adjustment by the Company as provided in Section 12.04 and Section 12.01(c)) per $1,000 principal amount of the Debenture (the “Conversion Obligation”). Notwithstanding the foregoing, Holders’ right to convert their Debentures may be permanently terminated by the Company in accordance with Section 12.11.
     (b) On and after the Commitment Date, if a Make Whole Adjustment Event occurs, the Company shall notify the Initial Purchaser, each of the Holders (if any) and the Trustee, within 10 days after the Company has knowledge of such event or transaction, such notice to include a description of the Make Whole Adjustment Event and the Holders’ rights to an increased Conversion Rate, if applicable, in connection therewith. Simultaneously with providing such notice, the Company shall issue a press release containing the relevant information (and make the press release available on its website).
     (c) Except in circumstances where there is a Conversion Blocker in effect with respect to those Debentures, if (and only if) a Holder elects to convert Debentures in connection with a Make Whole Adjustment Event that occurs prior to the Maturity Date, the Conversion Rate applicable to each $1,000 principal amount of Debentures so converted shall be increased by an additional number of shares of Common Stock (the “Additional Shares”) as described below. For purposes of this subsection (c), a conversion shall be deemed to be “in connection with” a Make Whole Adjustment Event if such conversion occurs on or after the Effective Date of such Make Whole Adjustment Event to, and including, the earlier of (i) the close of business on the Business Day immediately preceding the 30th Scheduled Trading Day immediately following the later of (x)

the Effective Date of such Make Whole Adjustment Event (unless the Maturity of the Debentures has been accelerated in connection with such Make Whole Adjustment Event in accordance with Section 5.02) and (y) with respect to each series of Debentures issued after such Effective Date, the Issue Date of such series of Debentures (unless the Maturity of the Debentures has been accelerated in connection with such Make Whole Adjustment Event in accordance with Section 5.02), and (ii) the close of business on the Business Day immediately preceding the Maturity Date.
     (i) The number of Additional Shares by which the Conversion Rate will be increased shall be determined by the Company by reference to the table attached as Schedule A hereto, based on the Effective Date and the Stock Price; provided, that if the actual Stock Price is between two Stock Price amounts in the table or the Effective Date is between two Effective Dates in the table, the number of Additional Shares shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the next higher and next lower Stock Price amounts and the earlier and later Effective Dates, as applicable, based on a 365-day year; provided further that if (1) the Stock Price is greater than $60.00 per share of Common Stock (subject to adjustment in the same manner and at the same time as the Stock Prices set forth in the first row of the table in Schedule A hereto, as provided in Section 12.01(c)(ii)), no Additional Shares shall be added to the Conversion Rate, and (2) the Stock Price is less than $4.99 per share (subject to adjustment in the same manner and at the same time as the Stock Prices set forth in the first row of the table in Schedule A hereto, as provided in Section 12.01(c)(ii)), no Additional Shares shall be added to the Conversion Rate. In accordance with the foregoing, in no event shall the Conversion Rate exceed 200.4008 per $1,000 principal amount of Debentures (subject to adjustment in the same manner and at the same time as set forth in Section 12.04).
     (ii) The Stock Prices set forth in the first row of the table in Schedule A hereto shall be adjusted by the Company as of any date on which the Conversion Rate of the Debentures is adjusted. The adjusted Stock Price shall equal the Stock Price applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the applicable Conversion Rate in effect immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares within the table shall be adjusted as of any date on which the Conversion Rate is adjusted and in the same manner as the Conversion Rate, as set forth in Section 12.04 (other than by operation of an adjustment to the Conversion Rate by adding Additional Shares).
     (d) The number of Additional Shares by which the Conversion Rate will be increased in connection with a conversion in connection with a Make Whole

Adjustment Event shall apply to all series of Debentures (whether or not Outstanding).
     Section 12.02. Exercise of Conversion Privilege.
     (a) The Company shall satisfy the Conversion Obligation with respect to each $1,000 principal amount of Debentures tendered for conversion in shares of fully paid Common Stock by delivering on the third Trading Day after the relevant Conversion Date a number of shares of Common Stock equal to the Conversion Rate in effect on the relevant Conversion Date.
     Notwithstanding the foregoing, if any information required in order to determine an adjustment to the Conversion Rate pursuant to this Article 12, used to calculate the number of shares of Common Stock deliverable, will not be available as of the applicable settlement date, the Company will deliver the additional number of shares of Common Stock resulting from that adjustment on the third Trading Day after the earliest Trading Day on which such calculation can be made.
     (b) Before any Holder of a Debenture shall be entitled to convert the same as set forth above, such Holder shall (i) in the case of a Global Debenture, comply with the procedures of the Depositary in effect at that time and, if required, pay funds equal to interest payable on the next Interest Payment Date as set forth in Section 12.02(g) and, if required, pay all taxes or duties, if any, as set forth in Section 12.07 and (ii) in the case of a Debenture issued in certificated form, (A) complete and manually sign and deliver an irrevocable written notice to the Conversion Agent in the form set forth under Section 2.03 (or a facsimile thereof) (a “Notice of Conversion”) at the office of the Conversion Agent and shall state in writing therein the principal amount of Debentures to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for any shares of Common Stock to be delivered upon settlement of the Conversion Obligation to be registered, (B) surrender such Debentures, duly endorsed to the Company or in blank (and accompanied by appropriate endorsement and transfer documents), at the office of the Conversion Agent, (C) if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 12.02(g), and (D) if required, pay all taxes or duties, if any, as set forth in Section 12.07. A Debenture shall be deemed to have been converted immediately prior to the close of business on the date (the “Conversion Date”) that the Holder has complied with the requirements set forth in this Section 12.02(b).
     If more than one Debenture shall be surrendered for conversion at one time by the same Holder, the Conversion Obligation with respect to such Debentures, if any, that shall be payable upon conversion shall be computed on the basis of the aggregate principal amount of the Debentures (or specified portions thereof to the extent permitted thereby) so surrendered.

     (c) Delivery of the shares of Common Stock or Reference Property, as the case may be, owing in satisfaction of the Conversion Obligation shall be made by the Company in no event later than the date specified in Section 12.02(a). The Company shall make such delivery by issuing, or causing to be issued, and delivering to such Holder, or such Holder’s nominee or nominees, certificates or a book-entry transfer through the Depositary for the number of full shares of Common Stock to which such Holder shall be entitled as part of such Conversion Obligation.
     (d) In case any Debenture shall be surrendered for partial conversion, the Company shall execute and the Trustee shall, as provided in a Company Order, authenticate and deliver to or upon the written order of the Holder of the Debenture so surrendered, without charge to such Holder, a new Debenture or Debentures of the same series surrendered in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Debentures.
     (e) Except as provided in Section 12.04, no adjustment shall be made for dividends on any shares issued upon the conversion of any Debenture as provided in this Article 12.
     (f) Upon the conversion of an interest in a Global Debenture, the Trustee, or the Custodian at the direction of the Trustee, shall reduce the principal amount represented thereby in their records. The Company shall notify the Trustee in writing of any conversion of Debentures effected through any Conversion Agent other than the Trustee.
     (g) Upon conversion of a Debenture, a Holder shall not receive any separate cash payment for accrued and unpaid interest except as set forth below, and the Company will not adjust the Conversion Rate for such Debentures to account for any accrued and unpaid interest or accrued original issue discount. The Company’s settlement of the Conversion Obligation as described above shall be deemed to satisfy its obligation to pay the principal amount of the Debenture and accrued and unpaid interest or accrued original issue discount to, but not including, the Conversion Date. As a result, accrued and unpaid interest or accrued original issue discount to, but not including, the Conversion Date shall be deemed to be paid in full upon conversion rather than cancelled, extinguished or forfeited. Notwithstanding the preceding sentence, if Debentures are converted after the close of business on a Regular Record Date and prior to the open of business on the corresponding Interest Payment Date, Holders of such Debentures as of the close of business on the Record Date shall receive the interest payable on such Debentures on the corresponding Interest Payment Date, notwithstanding the conversion. Debentures surrendered for conversion during the period from the close of business on any Regular Record Date to the open of business on the corresponding Interest Payment Date must be accompanied by payment of an amount equal to the interest payable on the Debentures so converted; provided, however, that no such payment need be made (i) if the Company has specified a

Conversion Termination Date in accordance with Section 12.11 that is after the close of business on a Regular Record Date and on or prior to the Interest Payment Date immediately succeeding such Regular Record Date; (ii) to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such Debenture; or (iii) if the Debentures are surrendered for conversion after the close of business on the Regular Record Date immediately preceding the Maturity Date. Except as described above, no payment or adjustment shall be made for accrued interest on converted Debentures.
     (h) Each conversion will be deemed to have been effected as to any Debentures surrendered for conversion on the Conversion Date. The Person in whose name any shares of Common Stock shall be issuable upon such conversion will be deemed to be the holder of record of such shares as of the close of business on the Conversion Date. Prior to the close of business on the Conversion Date, the shares of Common Stock issuable upon conversion of the Debentures will not be deemed to be outstanding for any purpose and such Holder will have no rights with respect to the Common Stock, including voting rights, rights to respond to tender offers and rights to receive any dividends or other distributions on the Common Stock, by virtue of holding the Debentures.
     Section 12.03. Fractions of Shares.
     No fractional shares of Common Stock shall be issued upon conversion of any Debenture or Debentures. If more than one Debenture shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of all series of Debentures (or specified portions thereof) so surrendered. Instead of any fractional share of Common Stock that would otherwise be issuable upon conversion of any Debenture or Debentures, the Company shall increase the number of shares of Common Stock issuable upon conversion of the Debentures to the next whole share of Common Stock.
     Section 12.04. Adjustment of Conversion Rate. On and after the Commitment Date, the Conversion Rate for all Debentures (whether or not Outstanding) shall be adjusted from time to time by the Company if any of the following events occurs, except that no adjustment to the Conversion Rate shall be made for an event occurring after the earlier of (i) October 6, 2010 and (ii) the Issue Date for a series of Debentures having an aggregate principal amount which, when added to the aggregate principal amount of all presently issued Debentures, equals $293,000,000 if Holders of the Debentures participate, at the same time and upon the same terms as holders of the Common Stock and solely as a result of holding the Debentures, and with notice of such participation to Holders of the Debentures, in any of the events described in this Section 12.04, without having to convert their Debentures, as if such Holders held a number of shares of Common Stock equal to the Conversion Rate in effect for such Debentures immediately prior to the record date for such event, multiplied by the number of $1,000 principal amount of Debentures held by such Holder. All adjustments to the

Conversion Rate made pursuant to this Section 12.04 shall apply to all series of Debentures, whether or not such Debentures have been issued. For the avoidance of doubt, the same Conversion Rate shall apply to all series of Debentures issued on or after the Commitment Date, as adjusted by this Section 12.04.
     (a) If the Company issues to all or substantially all holders of the Common Stock a dividend or distribution exclusively in shares of Common Stock, or if the Company subdivides or combines shares of Common Stock, the Conversion Rate shall be adjusted based on the following formula:

where,

R	=	the Conversion Rate in effect immediately prior to the close of business on the record date for such dividend or distribution, or immediately prior to the close of business on the effective date of such share subdivision or share combination, as the case may be;

R'	=	the Conversion Rate in effect immediately after the close of business on the record date for such dividend or distribution, or immediately after the close of business on the effective date of such share subdivision or share combination, as the case may be;

OS	=	the number of shares of Common Stock outstanding immediately prior to the close of business on the record date for such dividend or distribution, or immediately prior to the close of business on the effective date of such share subdivision or share combination, as the case may be; and

OS'	=	the number of shares of Common Stock outstanding immediately after such dividend or distribution, or immediately after the effective date of such share subdivision or share combination, as the case may be.
Any adjustment made under this Section 12.04(a) shall become effective immediately after the close of business on the record date for such dividend or distribution, or immediately after the close of business on the effective date of such share subdivision or share combination. If any dividend or distribution of the type described in this Section 12.04(a) is declared but not so paid or made, or any share subdivision or share combination of the type described in this Section 12.04(a) is announced but the outstanding shares of Common Stock are not subdivided or combined, as the case may be, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, or not to subdivide or combine the outstanding shares of Common Stock, as the case may be, to the Conversion Rate that would then be in effect if such dividend, distribution, share subdivision or share combination had not been declared or announced.
     (b) If the Company distributes to all or substantially all holders of its Common Stock any rights, options or warrants that allow the holders to purchase (for a period expiring within 60 days) shares of Common Stock at a price per share less than the average of the Closing Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such distribution, the Conversion Rate shall be increased based on the following formula:

where,

R	=	the Conversion Rate in effect immediately prior to the close of business on the record date for such distribution;

R'	=	the Conversion Rate in effect immediately after the close of business on the record date for such distribution;

OS	=	the number of shares of Common Stock outstanding immediately prior to the close of business on the record date for such distribution;

N	=	the number of additional shares of Common Stock issuable pursuant to such rights, options or warrants;

P	=	the per-share offering price payable to exercise such rights, options or warrants for the additional shares, plus the per-share consideration (if any) the Company receives for such rights, options or warrants; and

M	=	the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such distribution.
Any adjustment made under this Section 12.04(b) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the close of business on the record date for such distribution. To the extent any such rights, options or warrants are not exercised prior to their expiration, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustment with respect to the distribution of such rights, options or warrants been made on the basis of delivery of only the number of such rights, options or warrants actually exercised prior to their expiration. If such rights, options or warrants are not so distributed, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect if such record date for such distribution had not occurred.
     For purposes of this Section 12.04(b), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of the Common Stock at less than such average of the Closing Sale Prices of the Common Stock for the applicable 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement for such distribution, and in determining the aggregate offering price of such shares of the Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise thereof, based on the Fair Market Value of such consideration, if other than cash.
     (c) If the Company pays dividends or distributions to all or substantially all holders of the Common Stock consisting of its debt, securities, assets or rights to purchase securities of the Company (any of such debt, securities, assets or rights to purchase securities of the Company, the “Distributed Property”), excluding:
     (i) dividends or distributions (including subdivisions) as to which an adjustment was or will be effected pursuant to Section 12.04(a);
     (ii) distributions of rights, options or warrants as to which an adjustment was or will be effected pursuant to Section 12.04(b);
     (iii) dividends or distributions paid exclusively in cash referred to in Section 12.04(d);
     (iv) any Spin-Off as to which the provisions set forth below in this Section 12.04(c) shall apply; and
     (v) any dividend or distribution in connection with a Reorganization Event, then the Conversion Rate shall be increased based on the following formula:

where,

R	=	the Conversion Rate in effect immediately prior to the close of business on the record date for such distribution;

R'	=	the Conversion Rate in effect immediately after the close of business on the record date for such distribution;

M	=	the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

F	=	the Fair Market Value of the portion of the Distributed Property distributed in respect of each share of the Common Stock immediately prior to the open of business on the Ex-Dividend Date for such distribution.
If the “F” (as defined above) of any distribution for purposes of this Section 12.04(c) is determined by reference to the actual or when-issued trading market for any securities, the Board of Directors shall in doing so consider the prices in such market over the same period used in computing the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution. Notwithstanding the foregoing, if “F” (as defined above) is equal to or greater than “M” (as defined above), in lieu of the foregoing increase, each Holder of Debentures shall receive (without having to convert its Debentures), in respect of each $1,000 principal amount thereof, at the same time (or with respect to each series of Debenture issued after the record date for such distribution, on the Issue Date of such series) and upon the same terms as holders of the Common Stock receive the Distributed Property, the amount and kind of the Distributed Property that such Holder would have received as if such Holder owned a number of shares of Common Stock for each $1,000 principal amount of Debentures equal to the Conversion Rate in effect on the record date for the distribution.
     Any increase made under the above portion of Section 12.04(c) shall become effective immediately after the close of business on the record date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
     With respect to an adjustment pursuant to this Section 12.04(c) where there has been a payment of a dividend or other distribution on the Common Stock to all or substantially all holders of the Common Stock in shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company, where such Capital Stock or similar equity interest is listed or quoted (or will be listed or quoted upon consummation of the transaction) on a national securities exchange or reasonably comparable non-U.S. equivalent (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula:

where,

R	=	the Conversion Rate in effect immediately prior to the close of business on the record date for the Spin-Off;

R'	=	the Conversion Rate in effect immediately after the close of business on the record date for the Spin-Off;

F	=	the average of the Closing Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Common Stock applicable to one share of Common Stock (determined for purposes of the definition of Closing Sale Price as if such Capital Stock or similar equity interest were the Common Stock) over the first 10 consecutive Trading Day period immediately following, and including, the Ex-Dividend Date for the Spin-Off (the “Valuation Period”); and

MP	=	the average of the Closing Sale Prices of Common Stock over the Valuation Period.
The adjustment to the Conversion Rate under the preceding paragraph shall occur immediately after the open of business on the day after the last day of the Valuation Period, but will be given effect immediately after the close of business on the record date for the Spin-Off. For purposes of determining the Conversion Rate, in respect of any conversion during the 10 Trading Days commencing on the Ex-Dividend Date for any Spin-Off, references within the portion of this Section 12.04(c) related to Spin-Offs to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date for such Spin-Off to, but excluding, the relevant Conversion Date.
     (d) If the Company makes any distribution of cash to all or substantially all holders of the Common Stock, the Conversion Rate shall be increased based on the following formula:

where,

R	=	the Conversion Rate in effect immediately prior to the close of business on the record date for such distribution;

R'	=	the Conversion Rate in effect immediately after the close of business on the record date for such distribution;

SP	=	the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

C	=	the amount in cash per share that the Company distributes to holders of the Common Stock.
Any adjustment made pursuant to this Section 12.04(d) shall become effective immediately after the close of business on the record date for such dividend or distribution. Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP” (as defined above), in lieu of the foregoing increase, each Holder of the Debentures shall receive (without having to convert its Debentures), for each $1,000 principal amount of Debentures, at the same time (or with respect to each series of Debenture issued after the record date for such distribution, on the Issue Date of such series) and upon the same terms as holders of shares of the Common Stock, the amount of cash that such Holder would have received as if such Holder owned a number of shares of Common Stock for each $1,000 principal amount of Debentures equal to the Conversion Rate on the record date for such cash distribution.
     If such distribution is not so paid or made, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such distribution had not been declared.
     (e) If the Company or any of its Subsidiaries purchases Common Stock in respect of a tender offer or exchange offer, other than an odd-lot offer, to the extent that the cash and value of any other consideration included in the payment per share of the Common Stock exceeds the Closing Sale Price of the Common Stock on the Trading Day following the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Date”), the Conversion Rate shall be increased based on the following formula:

where,

R	=	the Conversion Rate in effect immediately prior to the open of business on the Trading Day immediately following the Expiration Date;

R'	=	the Conversion Rate in effect immediately after the open of business on the Trading Day immediately following the Expiration Date;

F	=	the Fair Market Value of the aggregate consideration payable in such tender offer or exchange offer (up to any maximum amount specified in the terms of the tender or exchange offer) for all shares of Common Stock the Company or any of its Subsidiaries purchase in such tender or exchange offer, such Fair Market Value to be measured as of the expiration time of the tender or exchange offer (the “Expiration Time”);

OS	=	the number of shares of Common Stock outstanding immediately prior to the Expiration Time (prior to giving effect to the purchase of any shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);

OS'	=	the number of shares of Common Stock outstanding immediately after the Expiration Time (after giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer); and

SP	=	the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day following the Expiration Date.
The adjustment to the Conversion Rate under this Section 12.04(e) will be made immediately after the open of business on the 11th Trading Day following the Expiration Date but will be given effect at the open of business on the Trading Day following the Expiration Date. For purposes of determining the Conversion Rate in respect of any conversion during the 10 Trading Days commencing on the Trading Day following the Expiration Date, references within this Section 12.04(e) to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from and including the Trading Day following the Expiration Time to, but excluding, the relevant Conversion Date.
     (f) On and after the Commitment Date, if the Company were to adopt a stockholders’ rights plan under which the Company issues rights providing that each share of Common Stock issued upon conversion of the Debentures, at any time prior to the distribution of separate certificates representing the rights, will be entitled to receive the right, then there will not be any adjustment to the Conversion Rate as a result of:
     (A) the issuance of rights;
     (B) the distribution of separate certificates representing rights (provided such rights accompany the Common Stock);

     (C) the exercise or redemption of rights in accordance with any rights agreement; or
     (D) the termination or invalidation of rights.
     If the Company has a stockholders’ rights plan in effect on any Conversion Date, Holders that are entitled to receive shares of Common Stock upon conversion will receive the rights under the rights plan upon such conversion unless, prior to any conversion, the rights have separated from the Common Stock. If the rights have separated on or after the Commitment Date, the Conversion Rate will be adjusted at the time of separation as provided in Section 12.04(c) above (subject to readjustment in the event of the expiration, termination or redemption of such rights).
     (g) The Company from time to time may increase the Conversion Rate as permitted by law by any amount for a period of at least 20 Business Days; provided that the Board of Directors shall have made a determination that such increase would be in the best interests of the Company (which determination shall be conclusive) and such increase is irrevocable during such period. Whenever the Conversion Rate is increased pursuant to this Section 12.04(g), the Company shall mail to Holders of the Debentures and the Initial Purchaser a notice of the increase at least 10 calendar days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.
     (h) On and after the Commitment Date, the Company may (but shall not be required to) increase the Conversion Rate, in addition to any adjustments pursuant to clause (a), (b), (c), (d), or (e) of this Section 12.04, if the Board of Directors considers such increase to be advisable to avoid or diminish any income tax to holders of Common Stock, or rights to purchase shares of Common Stock, in connection with any dividend or distribution of shares (or rights to acquire shares) or similar event.
     (i) On and after the Commitment Date, the Company shall not take any action that would result in any adjustment to the Conversion Rate, pursuant to the provisions of this Section 12.04, in such a manner as to result in the reduction of the Conversion Price to less than the par value per share of the Common Stock.
     (j) For purposes of this Section 12.04, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company so long as the Company does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.
     (k) Notwithstanding anything to the contrary in this Article 12, no adjustment to the Conversion Rate shall be made:

     (i) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;
     (ii) upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of the Company;
     (iii) except as expressly provided in Section 12.04, ordinary course of business stock repurchases (including, without limitation, structured or derivative transactions) pursuant to a stock repurchase program approved by the Board of Directors;
     (iv) for accrued and unpaid interest on the Debentures, if any; or
     (v) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date of the Offering Memorandum;
     (vi) except as expressly provided in this Section 12.04, upon the issuance of any             shares of Common Stock, or any securities convertible into or exchangeable for shares of Common Stock or the right, option or warrant to purchase shares of Common Stock or such convertible or exchangeable securities.
     (l) No adjustment in the Conversion Rate will be required unless the adjustment would require an increase or decrease of more than 1% of the applicable Conversion Rate. If the adjustment is not made because the adjustment does not change the applicable Conversion Rate by more than 1%, then the adjustment that is not made will be carried forward and taken into account in any future adjustment. Notwithstanding the foregoing, all such carried forward adjustments shall be made on the Conversion Date with respect to any converted Debentures, regardless of whether the aggregate adjustment is less than 1% on the Conversion Date.
     (m) Whenever any provision of the Indenture requires the Company to calculate Closing Sale Prices or other amounts over a span of multiple days (including the Stock Price for the purposes of a Make Whole Adjustment Event), the Board of Directors will make appropriate adjustments to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date (or record date, if applicable) of the event occurs, at any time during the period when the Closing Sale Prices or such other amounts are to be calculated.
     Section 12.05. Notice of Adjustments of Conversion Rate.

     Whenever the Conversion Rate is adjusted as herein provided:
     (a) the Company shall compute the adjusted Conversion Rate in accordance with Section 12.04 and shall prepare a certificate signed by the Chief Financial Officer of the Company setting forth the adjusted Conversion Rate and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall promptly be filed with the Trustee and with each Conversion Agent (if other than the Trustee); and
     (b) upon each such adjustment, a notice stating that the Conversion Rate has been adjusted and setting forth the adjusted Conversion Rate shall be required, such notice shall be provided by the Company to all Holders and the Initial Purchaser in accordance with Section 1.03.
     Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate or the information and calculations contained therein, except to exhibit the same to any Holder of Debentures desiring inspection thereof at its office during normal business hours.
     Section 12.06. Company to Reserve Common Stock.
     On and after the Commitment Date, the Company shall at all times reserve and keep available, out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of Debentures, the full number of shares of Common Stock then issuable upon the conversion of all Outstanding Debentures.
     On and after the Commitment Date, the Company covenants that all shares of Common Stock issued upon conversion of Debentures shall be fully paid and non-assessable by the Company and free from all taxes, liens, charges and pre-emptive rights with respect to the issue thereof.
     Section 12.07. Taxes on Conversions.
     Except as provided in the next sentence, the Company shall pay all documentary, stamp or similar issue or transfer tax due that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Debentures pursuant hereto. The Company shall not, however, be required to pay any tax or duty that may be payable in respect of (i) income of the Holder, or (ii) any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the Holder of the Debenture or Debentures to be converted or the name of an Affiliate of such Holder, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such tax or duty, or has established to the satisfaction of the Company that such tax or duty has been paid.
     Section 12.08. Provision in Case of Effect of Reclassification, Consolidation, Merger or Sale.

     On or after the Commitment Date, if (i) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a split, subdivision or combination), (ii) any consolidation, binding share exchange, merger or combination involving the Company or (iii) any sale or conveyance (including through a lease or other transfer) of all or substantially all of the property and assets of the Company to any other Person, in each case as a result of which holders of Common Stock shall be entitled to receive cash, securities or other property or assets with respect to or in exchange for such Common Stock (any such event described in clauses (i) through (iii) a “Reorganization Event”), then:
     (a) the Company or the Successor Company, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture if such supplemental indenture is then required to so comply) permitted under Section 8.01(b) providing for the conversion and settlement of the Debentures as set forth in this Indenture. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 12 and the Trustee may conclusively rely on the determination by the Company of the equivalency of such adjustments. If, in the case of any Reorganization Event, the Reference Property includes shares of stock or other securities and assets of a company other than the successor or purchasing company, as the case may be, in such Reorganization Event, then such supplemental indenture shall also be executed by such other company and shall contain such additional provisions to protect the interests of the Holders of the Debentures as the Board of Directors shall reasonably consider necessary by reason of the foregoing.
     In the event a supplemental indenture is executed pursuant to this Section 12.08, the Company shall promptly issue a press release, make such press release available on the Company’s website and file with the Trustee an Officers’ Certificate briefly stating the reasons therefore, the kind or amount of cash, securities or property or assets that will constitute the Reference Property after any such Reorganization Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with, and shall promptly mail notice thereof to all Holders (if any) and the Initial Purchaser.
     If any securities to be provided for the purpose of conversion of Debentures hereunder require registration with or approval of any Governmental Authority under any federal or state law before such securities may be validly issued upon conversion, each supplemental indenture executed pursuant to this Section 12.08 shall provide that the Company or the successor or the purchasing Person, as the case may be, or if the Reference Property includes shares of stock or other securities and assets of a company other than the Successor Company, as the case may be, then such company, shall use all commercially reasonable efforts, to the extent then permitted by the rules and interpretations of the SEC (or any successor thereto), to secure such registration or approval in connection with the conversion of Debentures.
     (b) Notwithstanding the provisions of Section 12.01(a) and (c), and subject to the provisions of Section 12.01, at the effective time of such Reorganization Event, the right to convert each $1,000 principal amount of Debentures shall be changed to a right to convert such Debentures (whether or not issued on the date of such Reorganization Event) into the type and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such transaction would have owned or been entitled to receive (the “Reference Property”). For purposes of determining the constitution of Reference Property, the type and amount of consideration that a holder of Common Stock would have been entitled to in the case of a Reorganization Event that causes the Common Stock to be converted into the right to receive more than a single type of consideration (determined, based in part upon any form of stockholder election) shall be deemed to be the (i) weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election or (ii) if no holders of Common Stock affirmatively make such election, the types and amounts of consideration actually received by such holders. None of the foregoing provisions shall affect any right of a Holder of Debentures to convert its Debentures in accordance with the provisions of this Article 12.
     (c) The Company shall cause notice of the execution of a supplemental indenture required by this Section 12.08 and identify the related Reference Property to be mailed to each Holder (if any), at its address appearing on the Register provided for in Section 9.01, to the Trustee in accordance with Section 1.03 and to the Initial Purchaser in accordance with Section 1.03, as soon as practicable after execution or determination, as applicable, thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.
     (d) The above provisions of this Section shall similarly apply to successive Reorganization Events.
     (e) If this Section 12.08 applies to any event or occurrence, Section 12.04 shall not apply to such event or occurrence; provided, that, for the avoidance of doubt, the supplemental indenture entered into pursuant to Section 12.08(a) above shall contain adjustments which shall be as nearly equivalent as may be practicable to the adjustments in Article 12 and such provisions shall apply to future events or occurrences.
     Section 12.09. Responsibility of Trustee for Conversion Provisions.
     The Trustee and any Conversion Agent shall not at any time be under any duty or responsibility to any Holder of Debentures to determine whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, herein or in any supplemental indenture provided to be employed, in making the same, or whether a supplemental indenture need be entered into. Neither the Trustee nor any Conversion Agent shall be accountable with respect to the validity or value (or the kind or amount) of any Common Stock, or of any other securities or property or cash, which may at any time be issued or delivered upon the conversion of any Debentures; and it or they do not make any representation with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to make or calculate any cash payment or to issue, transfer or deliver any shares of Common Stock or share certificates or other securities or property or cash upon the surrender of any Debenture for the purpose of conversion; and the Trustee and any Conversion Agent shall not be responsible for any failure of the Company to comply with any of the covenants of the Company contained in this Article 12.
     Section 12.10. Right to Set-off Withholding Taxes.
     (a) If the Common Stock delivered by the Company to a Holder upon conversion of a Debenture is not sufficient to allow the Company to comply with the U.S. federal withholding tax obligations imposed by the Code with respect to accrued and unpaid interest or accrued original issue discount on the Debenture payable to the beneficial owner of such Debenture, the Company may recoup or set-off such liability against any amounts owed to such Holder, including, but not limited to, the shares of Common Stock to be issued upon conversion to such beneficial owner or any actual cash dividends or distributions subsequently made with respect to such shares of Common Stock to such beneficial owner.
     (b) If the Conversion Rate of the Debentures is adjusted (including pursuant to Section 12.01(c) and Section 12.04), to the extent such adjustment results in a constructive distribution to beneficial owners of Debentures under Section 305 of the Code and the Company is required to pay any U.S. federal withholding tax as a result of such constructive distribution, the Company may recoup or set-off such payments against any payments (whether in cash or shares of Common Stock) made with respect to the Debentures (or any Common Stock received upon conversion thereof) to such beneficial owners.
     Section 12.11. Termination of Conversion Right.
     (a) On or after the Conversion Commencement Date, the Company may elect, subject to the suspension of this right as provided in Section 12.11(b), to terminate the rights of all Holders of Debentures to convert their Debentures into shares of Common Stock by written notice (the “Conversion Termination Notice”) to the Trustee and all Holders at least 20 Business Days prior to the date, selected by the Company, on which such conversion rights will terminate (the “Conversion Termination Date”) if, and only if, the Closing Sale Price of the Common Stock has exceeded 140% of the then applicable Conversion Price for at least 20 Trading Days in the 30-consecutive Trading Day period (including the last Trading Day of such period) ending on the Trading Day immediately preceding the date of such Conversion Termination Notice.
     (b) The Company’s right to terminate the conversion right of a Holder of the Debentures, as described in Section 12.11(a), will be suspended as to such Holder during any period of time in which any Conversion Blocker is in effect as to such Holder’s Debentures; provided that upon receipt of a Conversion Termination Notice from the Company, such Holder must provide notice to the Company and the Trustee within 10 Business Days of receipt of the Conversion Termination Notice specifying the Conversion Blocker or Conversion Blockers that are applicable to such Holder.
     Section 12.12. Conversion Blockers. Notwithstanding anything to the contrary in this Indenture, the Debentures will not be convertible by a Holder prior to the Maturity Date:
     (a) during any period of time in which conversion of such Holder’s Debentures would cause such converting Holder to become, directly or indirectly, a “5-percent shareholder” (as such term is used in Section 382 of the Code and the Treasury regulations promulgated thereunder), unless such converting Holder has received prior approval of the Company’s Board of Directors (the “Section 382 Conversion Blocker”); or
     (b) during any period of time in which conversion of such Holder’s Debentures would cause such Holder to be required to make a filing (an “HSR Filing”) under the Hart-Scott-Rodino Act of 1976, as amended (the “HSR Act”); provided that, subject to the other Conversion Blockers, conversions of such Holder’s Debentures shall be permitted up to (but shall not exceed) the amount that would cause the HSR Filing to be required (as reasonably determined by the Company or such Holder, in each case upon advice of outside counsel). Subject to the other Conversion Blockers, conversion of a Holder’s Debentures shall be permitted following the earliest to occur of (x) the approval of the transaction under the HSR Act, (y) the receipt of an early HSR Act termination notice from the Federal Trade Commission and (z) the expiration of the applicable HSR Act waiting period. If and to the extent such Holder’s Debentures are not convertible as a result of the Conversion Blocker described in this Section 12.12(b) (the “HSR Conversion Blocker”), such Holder will agree to promptly make the HSR Filing, and the Company will agree to provide its cooperation with such filing; or
     (c) during any period of time in which conversion of such Holder’s Debentures could cause such Holder or a direct or indirect owner of such Holder (that in each case is a non-U.S. Person) to be deemed a 10% or more owner of the Company for purposes of the portfolio interest exemption from withholding as set forth in Sections 871 and 881 of the Code (the “Tax Conversion Blocker”), as reasonably determined by such Holder upon advice of outside counsel; provided that the Tax Conversion Blocker will only apply if such Holder or such direct or indirect owner of the Holder, as applicable, is a non-U.S. Person and is not a pass-through entity for U.S. federal income tax purposes and the Holder would continue to own the Company’s debt securities after such conversion; or
     (d) during any period of time in which the aggregate number of shares of Common Stock that may be acquired by a Holder upon conversion of Debentures will, when added to the aggregate number of shares of Common Stock deemed beneficially owned by such Holder at such time (other than by virtue of the ownership of securities or rights to acquire securities that have limitations on the Holder’s right to convert, exercise or purchase similar to this limitation), as determined pursuant to the rules and regulations promulgated under Section 13(d) of the Exchange Act, exceed 9.9% (the “Restricted Ownership Percentage”) of the total issued and outstanding shares of Common Stock (the “Section 16 Conversion Blocker”); provided that the Section 16 Conversion Blocker will not apply with respect to a Holder if such Holder is subject to Section 16(a) of the Exchange Act without regard to the aggregate number of shares of Common Stock issuable upon conversion of the Debentures and upon conversion, exercise or sale of securities or rights to acquire securities that have limitations on the Holder’s right to convert, exercise or purchase similar to this limitation; provided, further that, subject to the other Conversion Blockers, conversion of such Holder’s Debentures shall be permitted up to (but shall not exceed) the amount that would cause such Holder to exceed the Restricted Ownership Percentage; provided, further that, each Holder will have the right at any time and from time to time (x) to reduce the Restricted Ownership Percentage applicable to such Holder immediately upon notice to the Company (provided that, for the avoidance of doubt, in such event, such Holder may sell shares of Common Stock or Debentures to reduce the aggregate number of shares of Common Stock deemed beneficially owned by such Holder to a level below the reduced Restricted Ownership Percentage, in which case the Debentures will be convertible by such Holder up to (but shall not exceed) the reduced Restricted Ownership Percentage); and (y) to increase the Restricted Ownership Percentage applicable to such Holder upon the announcement of a pending or planned Make Whole Adjustment Event or the occurrence of a Make Whole Adjustment Event; provided, however that the Section 16 Conversion Blocker will terminate six months after the Company issues a Conversion Termination Notice; or
     (e) during any period of time following the Company’s receipt of notice (the “Insurance Blocker Notice”) from such Holder that conversion of such Holder’s Debentures would cause such Holder to be required to make a filing (the “Insurance Filing”) to obtain approval under, or exemption from the approval requirements of, insurance statutes and regulations applicable to the Company’s direct and indirect Insurance Company Subsidiaries (any such approvals or exemptions from approval requirements, the “Insurance Regulatory Approvals”); provided, however, that the Conversion Blocker described in this Section 12.12(e) (the “Insurance Conversion Blocker” and, together with the Section 382 Conversion Blocker, the HSR Conversion Blocker, the Tax

Conversion Blocker and Section 16 Conversion Blocker, the “Conversion Blockers”) will terminate upon the earlier to occur of (i) receipt of all applicable Insurance Regulatory Approvals and (ii) the date the Company and such Holder have reasonably concluded that the transaction does not require any Insurance Regulatory Approvals; provided, however, that the Insurance Conversion Blocker will not apply to the extent the Company and the Holder shall have entered into a mutually agreed upon alternative arrangement (such as delivery of the shares of Common Stock issued upon conversion of the Debentures into a voting trust) permitting the conversion of the Debentures to occur pending receipt of any required Insurance Regulatory Approvals. If conversion of a Holder’s Debentures is being prevented by the Insurance Conversion Blocker, such Holder will agree to promptly make the Insurance Filing that would be required to obtain the required Insurance Regulatory Approvals.
     (f) For the avoidance of doubt, the conversion of any portion of a Holder’s Debentures which would not violate the terms of a Conversion Blocker shall be permitted.
     (g) The Company may rely solely upon the receipt of a Notice of Conversion from a Holder as sufficient evidence that no Conversion Blocker is in effect. The Company shall not be liable to the Holder or any other Person for any breach of any Conversion Blocker resulting from actions the Company is otherwise required to take in connection with any conversion of all or part of such Holder’s Debentures in reliance on the Notice of Conversion delivered by the Holder.
     Section 12.13. Registration of Common Stock Issuable upon Conversion of Debentures. On and after the Commitment Date, the Company shall use its reasonable best efforts to cause the Common Stock issued upon conversion of the Debentures to be listed on the NYSE or such other securities exchange on which the Common Stock is then listed. The Company shall comply in all material respects with its reporting, filing and other obligations under the NYSE Listed Company Manual or bylaws or other rules of the NYSE or comparable regulations of such other securities exchanges on which the Common Stock is then listed. The Company shall not take any action which would be reasonably expected to result in the delisting or suspension of trading of the Common Stock, including the Common Stock issued upon conversion of the Debentures, on the NYSE or a comparable national securities exchange. The Company’s obligations under this Section 12.13 shall be effective on and after the Commitment Date.
ARTICLE 13
Discharge
     Section 13.01. Discharge of Liability on Debentures.

     When (1) the Company shall deliver to the Debenture Registrar for cancellation all Debentures theretofore authenticated (other than any Debentures which have been mutilated, destroyed, lost or wrongfully taken and in lieu of or in substitution for which other Debentures shall have been authenticated and delivered) and not theretofore canceled or (2) all the Debentures not theretofore canceled or delivered to the Registrar for cancellation shall have (a) been deposited for conversion and the Company shall deliver to the Holders shares of Common Stock, sufficient to pay all amounts owing in respect of all Debentures (other than any Debentures which shall have been mutilated, destroyed, lost or wrongfully taken and in lieu of or in substitution for which other Debentures shall have been authenticated and delivered) not theretofore canceled or delivered to the Registrar for cancellation or (b) become due and payable on the Maturity Date or otherwise, and the Company shall deposit with the Trustee cash sufficient to pay all amounts owing in respect of all Debentures (other than any Debentures which shall have been mutilated, destroyed, lost or wrongfully taken and in lieu of or in substitution for which other Debentures shall have been authenticated and delivered) not theretofore canceled or delivered to the Registrar for cancellation, including the principal amount and interest accrued and unpaid to the Maturity Date or other such date, and if in either case (1) or (2) the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Indenture with respect to the Debentures shall cease to be of further effect (except as to (i) remaining rights of registration of transfer, substitution and conversion of Debentures, (ii) rights hereunder of Holders to receive from the Trustee payments of the amounts then due, including interest with respect to the Debentures and the other rights, duties and obligations of Holders, as beneficiaries hereof solely with respect to the amounts, if any, so deposited with the Trustee and (iii) the rights, obligations and immunities of the Trustee, Authenticating Agent, Paying Agent, Conversion Agent and Registrar under this Indenture with respect to the Debentures, including, without limitation, its rights under Section 6.06), and the Trustee, on demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel as required by Section 13.04 and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture with respect to the Debentures; provided however, the Company hereby agrees to reimburse the Trustee, Authenticating Agent, Paying Agent, Conversion Agent and Registrar for any costs or expenses thereafter reasonably and properly incurred by the Trustee, Authenticating Agent, Paying Agent, Conversion Agent and Registrar and to compensate the Trustee, Authenticating Agent, Paying Agent, Conversion Agent and Registrar for any services thereafter reasonably and properly rendered by the Trustee, Authenticating Agent, Paying Agent, Conversion Agent and Registrar in connection with this Indenture with respect to the Debentures.
     Section 13.02. Repayment to Company. The Trustee shall promptly turn over to the Company upon request any excess money or shares of Common Stock held by it at any time.

     Subject to any applicable abandoned property law, the Trustee shall pay to the Company upon written request any money held by it for the payment of principal or interest and any shares of Common Stock due in respect of converted Debentures that remains unclaimed for two years, and, thereafter, Holders entitled to the money and/or shares of Common Stock must look to the Company for payment as general creditors.
     Section 13.03. Reinstatement.
     If the Trustee or the Paying Agent is unable to apply any money to the Holders entitled thereto by reason of any order or judgment of any court of any Governmental Authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture with respect to the Debentures shall be revived and reinstated as though no deposit had occurred pursuant to Section 13.01 until such time as the Trustee or the Paying Agent is permitted to apply all such money in accordance with this Indenture and the Debentures to the Holders entitled thereto; provided, however, that if the Company makes any payment of principal amount of or interest on any Debenture following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Debentures to receive such payment from the money held by the Trustee or Paying Agent.
     Section 13.04. Officers’ Certificate; Opinion of Counsel.
     Upon any application or demand by the Company to the Trustee to take any action under Section 13.01, the Company shall furnish to the Trustee an Officers’ Certificate or Opinion of Counsel stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with.
ARTICLE 14
[Reserved]
ARTICLE 15
Miscellaneous Provisions
     Section 15.01. Termination of Notices to Initial Purchaser. Notwithstanding anything to the contrary herein, if any obligation of the Trustee, the Company, any Holder or any other Person to provide notice, direction, certificates, consent, election or other documents to the Initial Purchaser pursuant to the terms of this Indenture arises after the earlier of (i) the date on which $293.0 million in aggregate principal amount of Debentures have been issued and (ii) October 5, 2010, such Person will not be required to provide such notice, direction, certificates, consent, election or other documents to the Initial Purchaser.

     Section 15.02. Provisions Binding on Company’s Successors. All the covenants, stipulations, promises and agreements of the Company contained in this Indenture shall bind its successors and assigns whether so expressed or not.
     Section 15.03. Calculations. The Company shall be solely responsible for making all calculations called for under this Indenture and the Debentures. The Company shall make all these calculations in good faith and, absent manifest error, its calculations will be final and binding on Holders of Debentures. The Company shall provide a schedule of its calculations to the Trustee, and the Trustee is entitled to rely upon the accuracy of its calculations without independent verification. The Trustee will forward the Company’s calculations to any Holder of Debentures or the Initial Purchaser upon their request.
     All calculations under this Indenture shall be made to the nearest cent (including, in the case of any adjustment to the Conversion Rate under Article 12, the resulting adjustment to the Conversion Price) or to the nearest one ten-thousandth of a share.
     Section 15.04. Official Acts by Successor Corporation. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation that shall at the time be the lawful sole successor of the Company.
     Section 15.05. Addresses for Notices, Etc. Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders on the Company shall be deemed to have been sufficiently given or made, for all purposes if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed (until another address is filed by the Company with the Trustee) to Conseco, Inc., 11825 N. Pennsylvania St., Carmel, Indiana 46032, Attention: General Counsel. Any notice, direction, request or demand hereunder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed to the Corporate Trust Office.
     The Trustee, by notice to the Company, may designate additional or different addresses for subsequent notices or communications.
     Any notice or communication mailed to a Holder shall be mailed to it by first class mail, postage prepaid, at his address as it appears on the Debenture Register and shall be sufficiently given to it if so mailed within the time prescribed.

     Any notice or communication mailed to the Initial Purchaser shall be mailed to it by first class mail, postage prepaid, at the address specified in Section 1.03 and shall be sufficiently given to it if so mailed within the time prescribed.
     Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.
     Section 15.06. Governing Law. THIS INDENTURE AND EACH DEBENTURE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS ENTERED INTO AND TO BE PERFORMED THEREIN.
     Section 15.07. Evidence of Compliance with Conditions Precedent; Certificates and Opinions of Counsel to Trustee. Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.
     Each certificate or opinion provided for by or on behalf of the Company in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include (1) a statement that the Person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based; (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable it to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.
     Section 15.08. Legal Holidays. In any case where any Interest Payment Date or Maturity Date will not be a Business Day, then any action to be taken on such date need not be taken on such date, but may be taken on the next succeeding Business Day with the same force and effect as if taken on such date, and no interest shall accrue for the period from and after such date to the next succeeding Business Day.
     Section 15.09. No Security Interest Created. Nothing in this Indenture or in the Debentures, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.
     Section 15.10. Benefits of Indenture. Nothing in this Indenture or in the Debentures, expressed or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any authenticating agent, any Debenture Registrar and their successors hereunder, and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.
     Section 15.11. Authenticating Agent. The Trustee may appoint an authenticating agent which shall be authorized to act on its behalf and subject to its direction in the authentication and delivery of Debentures in connection with the original issuance thereof and transfers and conversions of Debentures hereunder, including under Section 2.05, Section 2.06, and Section 2.07, as fully to all intents and purposes as though the authenticating agent had been expressly authorized by this Indenture and those Sections to authenticate and deliver Debentures. For all purposes of this Indenture, the authentication and delivery of Debentures by the authenticating agent shall be deemed to be authentication and delivery of such Debentures “by the Trustee” and a certificate of authentication executed on behalf of the Trustee by an authenticating agent shall be deemed to satisfy any requirement hereunder or in the Debentures for the Trustee’s certificate of authentication. Such authenticating agent shall at all times be a Person eligible to serve as trustee hereunder pursuant to Section 6.09.
     Any corporation into which any authenticating agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any authenticating agent shall be a party, or any corporation succeeding to the corporate trust business of any authenticating agent, shall be the successor of the authenticating agent hereunder, if such successor corporation is otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the parties hereto or the authenticating agent or such successor corporation.
     Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible under this Section, the Trustee shall promptly appoint a successor authenticating agent (which may be the Trustee), shall give written notice of such appointment to the Company and shall mail notice of such appointment to all Holders as the names and addresses of such Holders appear on the Debenture Register.
     The Company agrees to pay to the authenticating agent from time to time reasonable compensation for its services although the Company may terminate the authenticating agent, if it determines such agent’s fees to be unreasonable.

     The provisions of Section 6.02, Section 6.03, Section 6.04, Section 3.07 and this Section 15.11 shall be applicable to any authenticating agent.
     Section 15.12. Execution in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.
     Section 15.13. Waiver of Jury Trial. Each of the Company and the Trustee hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Indenture, the Debentures or the transaction contemplated hereby.
     Section 15.14. Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, any provision of any future law or regulation or any future act of any Governmental Authority, strikes, work stoppages, labor disputes, accidents, acts of war or terrorism, civil or military disturbances, sabotage, epidemics, riots, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
     Section 15.15. Severability. In case any provision in this Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.
     Section 15.16. No Recourse Against Others. No recourse for the payment of the principal of, or accrued and unpaid interest on, the Debentures, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Debenture, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer, director or subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance of a Debenture by a Holder and as part of the consideration for the issue thereof, expressly waived and released.

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the day and year first above written.

CONSECO, INC.
By:	/s/ Edward J. Bonach
	Name:	Edward J. Bonach
	Title:	Executive Vice President and Chief Financial Officer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee
By:	/s/ Linda Garcia
	Name:	Linda Garcia
	Title:	Vice President

SCHEDULE A
     The following table sets forth the adjustments to the Conversion Rate, expressed as a number of Additional Shares to be received per $1,000 in principal amount of the Debentures in the event of a Make-Whole Adjustment Event:

Effective Date	$4.99	$5.25	$5.50	$6.00	$6.75	$7.50	$8.50	$10.00	$15.00	$20.00	$30.00	$45.00	$60.00
October 16, 2009	18.2514	17.3475	16.5590	15.1791	13.4925	12.1433	10.7146	9.1074	6.0716	4.5537	3.0358	1.7542	0.9081
December 30, 2010	18.2514	17.3475	16.5590	15.1791	13.4925	12.1433	10.7146	9.1074	6.0716	4.5537	3.0358	1.6961	0.8742
December 30, 2011	18.2514	17.3475	16.5590	15.1791	13.4925	12.1433	10.7146	9.1074	6.0716	4.5537	3.0358	1.6535	0.8498
December 30, 2012	18.2514	17.3475	16.5590	15.1791	13.4925	12.1433	10.7146	9.1074	6.0716	4.5537	3.0358	1.6071	0.8335
December 30, 2013	18.2514	17.3475	16.5590	15.1791	13.4925	12.1433	10.7146	9.1074	6.0716	4.5537	2.8996	1.5078	0.8134
December 30, 2014	18.2514	17.3475	16.5590	15.1791	13.4925	12.0700	10.5416	8.8242	5.5896	3.9692	2.3489	1.2686	0.7285
December 30, 2015	18.2514	10.2725	9.7625	8.9055	7.8660	7.0331	6.1525	5.1621	3.2904	2.3546	1.4188	0.7950	0.4830
December 30, 2016	18.2514	8.3268	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

A-1